UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended:

December 31, 2025

ARRIVED HOMES 5, LLC
(Exact name of issuer as specified in its charter)

Delaware	99-3997278
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

1700 Westlake Ave North, Suite 200

Seattle, WA 98109

(Full mailing address of principal executive offices)

(814) 277-4833
(Issuer’s telephone number, including area code)

www.arrived.com
(Issuer’s website)

Arrived Series Clark; Arrived Series Lois; Arrived Series Goldfinger; Arrived Series Sambino; Arrived Series Pumpkin; Arrived Series Troncos; Arrived Series Alex; Arrived Series Liam; Arrived Series Lenka; Arrived Series Camphor; Arrived Series Sinalda; Arrived Series Adler; Arrived Series Belleglade; Arrived Series Ameris; Arrived Series Metcalf; Arrived Series Scarlett; Arrived Series Tully; Arrived Series Tyrell; Arrived Series Wasilla; Arrived Series Adela; Arrived Series Fortress; Arrived Series Arbolado; Arrived Series Lilinoe; Arrived Series Cyrus; Arrived Series Targaryen; Arrived Series Tilly; Arrived Series Vega; Arrived Series Blair; Arrived Series Evie; Arrived Series Briarmanor; Arrived Series Fizzy; Arrived Series Gerardo; Arrived Series Hendricks; Arrived Series Nathan; Arrived Series Stonemill; Arrived Series Terrien; Arrived Series Whippoorwill; Arrived Series Windgate; Arrived Series Wyndsong; Arrived Series Ashland; Arrived Series Galleta; Arrived Series Chesterton; Arrived Series Marilyn; Arrived Series Monroe; Arrived Series Poshington; Arrived Series Raider; Arrived Series Sandpiper; Arrived Series Wendover; Arrived Series Wesley; Arrived Series Wildcat; Arrived Series William; Arrived Series Gracianna; Arrived Series Camila; Arrived Series Rivendell; Arrived Series Arthur; Arrived Series Caldwell; Arrived Series Chloe; Arrived Series Farinosa; Arrived Series Gavin

(Title of each class of securities issued pursuant to Regulation A)

i

CAUTIONARY STATEMENT REGARDING Forward-Looking StatementS

The information contained in this Annual Report on Form 1-K (this “Form 1-K”) includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of Arrived Homes 5, LLC (the “Company”), Arrived Fund Manager, LLC (the “manager”), each series of our company and the Arrived platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express the manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Form 1-K are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither our Company nor the manager can guarantee future performance, or that future developments affecting our Company, the manager or the Arrived platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are detailed under the headings “Summary – Summary Risk Factors” and “Risk Factors” in Post-Qualification Amendment No. 10 to our Offering Statement on Form 1-A filed by the Company with the Securities and Exchange Commission (the “Commission”), as may be amended, and in our subsequent reports and offering statements filed from time to time with the Commission. Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ii

MARKET AND OTHER INDUSTRY DATA

This Form 1-K includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this Form 1-K, and we believe our estimates to be accurate as of the date of this Form 1-K or such other date stated herein. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this Form 1-K, and estimates and beliefs based on that data, may not be reliable.

iii

Item 1. Description of Business

Company Overview – Our Mission

Arrived Homes 5, LLC, a Delaware series limited liability company, was formed in July 2024 to permit public investment in specific single-family rental homes. We believe people should have the freedom to move to pursue new opportunities in their lives while still having access to the wealth creation that long-term home ownership and real estate investment can provide. To support this idea, we are building what we believe to be a new model for home ownership and real estate investment that doesn’t lock people into a single home or city. We believe in passive income, conservative debt, freedom to move, diversification, and aligned incentives.

Arrived is a marketplace for investing in homes. We buy single family homes, lease them, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes, they can invest in real estate without needing to apply for mortgages or take on personal debt, and they can move to new homes or cities and continue holding their Arrived investments without having to worry about selling homes they’re invested in.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the homes that we acquire. We analyze every home investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived rents the homes we acquire to tenants who can also invest through the same process as any other member of the Arrived platform, becoming part owners of the homes they’re living in at that time. By investing together, we align incentives towards creating value for everyone.

Our Series LLC Structure

Each single family rental home that we acquire will be owned by a separate series of our Company that we will establish to acquire that home. Each series may hold the specific property that it acquires in a wholly-owned subsidiary, which would be a limited liability company organized under the laws of the state in which the series property is located.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.  We intend for each series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial public offering of interests of such series.

Our Company’s core business is the identification, acquisition, marketing and management of individual single family rental homes for the benefit of our investors. Each series is intended to own a single property.

Investment Objectives

Our investment objectives are:

●	Consistent cash flow;

●	Long term capital appreciation with moderate leverage;

●	Favorable tax treatment of REIT income and long term capital gains; and

●	Capital preservation.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Our Investment Criteria

Our home acquisition investments are evaluated against the following primary characteristics:

●	Capitalization rates greater than 5%. For this purpose, the capitalization rate reflects a series property’s annual rental income minus property management fees, local real estate taxes, property insurance, maintenance expenses, and marketing incentives, divided by the purchase price of the property;

●	Homes with a minimum of three (3) bedroom and two (2) bathrooms;

●	Homes less than 30 years old;

●	Homes with a price range of $200,000 - $400,000 and a repair/improvement budget requirement of less than 20% of the home purchase price; and

●	Neighborhoods with median incomes that exceed the metropolitan statistical area, or MSA, median.

Our Investment Process

Our investment process leverages our network of renter demand, experienced team members, and data analysis to make our investment decisions:

●	Sourcing: Arrived will use an in-house acquisition team (using industry leading analysis and screening tools) in collaboration with local real estate professionals to find and source investment opportunities. The opportunities may include individual homes listed on the MLS, bulk rental home portfolios, BFR (“built-for-rent”) communities, and off-market deals sourced by our staff and from leads generated from our member network.

●	Due Diligence: Arrived evaluates potential investments against our stated investment criteria. Once a geographic market is selected, our due diligence will focus on the sub-market and the property itself. Value analysis will include projected rental rates and home values, relying on a combination of first-party data, automated valuation models, or AVMs, and third party independent appraisals. Property level analysis will look at standard risk factors including condition of title, structural defects in the home, environmental issues, and other hazards such as floods and earthquakes.

●	Investment Committee: Once our acquisition team recommends a home purchase, the investment committee will convene to review due diligence materials and issue a go/no-go decision.

●	Home Purchase: A home will be purchased either by the manager or an affiliate of the manager and then resold to a particular series or purchased directly by a series from a third-party seller, in accordance with the acquisition mechanics set forth below. Following acquisition of a property by a series, the property will be renovated, to the extent necessary, and then leased to a quality tenant on a 12-24 month lease. If a series property is renovated prior to the closing of the relevant series offering, the funds required for renovations will be forwarded to the series by the manager and repaid out of offering proceeds.

●	Ongoing Management: Arrived will partner with one or more third party independent property management firms in each of our markets. Arrived will place an initial tenant in a home from our member network and will assist with future tenant placements. The property management firm will maintain books and records, inspect each home and ensure that it is properly maintained, handle maintenance requests, and be responsible for landlord/tenant compliance. We intend that our preferred property management firms will utilize modern tech-enabled property management platforms with digital payment and communication features.

Our Manager

Our Company is managed by Arrived Fund Manager, LLC, a Delaware limited liability company and managing member of our Company, which we refer to herein as the “manager.” Pursuant to the terms of our operating agreement, the manager will provide certain management and advisory services to us and to each of our series and their subsidiaries, if any, as well as a management team and appropriate support personnel. The manager is a wholly owned subsidiary of our sponsor, Arrived Holdings, Inc., a Delaware corporation, which is an asset management company that operates a web-based investment platform, which we refer to as the Arrived platform, used by our Company for the offer and sale of interests in the series of our Company.

The nature of business to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which LLCs may be organized under the Delaware Limited Liability Company Act.

Investment Strategy – Our Market Opportunity

Our investment strategy is to acquire, invest in, manage, operate, selectively leverage and sell single family homes located in vibrant, growing cities across America. We believe that these markets offer investors a blend of attractive capitalization rates and a strong prospect for long term property value appreciation.

Market Selection

We intend to focus our business efforts on the top 100 metropolitan statistical areas (“MSA”) with populations greater than 500,000), which exhibit the following characteristics:

●	Sufficient inventory to make it feasible to achieve scale in the local market (100 – 500 homes);

●	Job and income growth forecasts of 3% or greater;

●	Affordability with gross rent multiplier below 12. For this purpose, a gross rent multiplier (“GRM”) is the ratio of the price of the single family home purchased to its annual rental income before accounting for expenses such as property taxes, insurance, and utilities; GRM is the number of years the property would take to pay for itself in gross received rent;

●	Large university and skilled workforce;

●	Popular with millennials; and

●	Favorable competitive landscape with respect to other institutional single family residence buyers.

We focus on acquiring properties we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for long-term capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the manager, including present and future real estate investment offerings sponsored by affiliates of the manager.

Investments in Real Property

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of the manager. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge such characterization. If any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the manager;

●	auditable financial statements covering recent operations of properties having operating histories; and

●	title and liability insurance policies.

We may seek to enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. The terms and conditions of any apartment lease that we enter into with our residents may vary substantially; however, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for residential properties. Such standardized leases generally have terms of one year or less. All prospective residents for our residential properties will be required to submit a credit application.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate. For example, certain losses are not insurable and may only be insured subject to limitations. Insurance coverage may also vary based on the specific property, geography and market covered. Our insurance coverage generally varies based on replacement cost (estimated with a cost to square foot analysis based on the market and finish level). Although we also maintain an “all-perils policy” (with some standard exclusions) for each series property which seeks to provide insurance coverage for the properties at their full value, there is no guarantee that such coverage will actually be sufficient or cover all costs and damages in the case of any loss.

Leverage Policy

We may employ leverage to enhance total returns to our investors through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost effective basis. To the extent leverage is employed, it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. The manager may from time to time modify our leverage policy in its discretion. However, it is our policy to not to borrow more than 69% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by the manager. To the extent a series does not employ leverage to fund the initial purchase of an asset, the series may subsequently determine to obtain financing for the asset in accordance with this leverage policy. In such a case, unless the financing (or any other refinancing) proceeds are needed, in the manager’s discretion, to fund the operations of an asset or reserves, the manager may determine to distribute all or a portion of such proceeds to investors.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in the offering circular as it may be amended to include new series offerings. In each such offering circular, information relating to the series property being offered, such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase, will be disclosed.

It is not anticipated that a series will own any assets other than its series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any. Each series may hold the specific property that it acquires in a wholly-owned subsidiary, which would be a limited liability company organized under the laws of the state in which the series property is located.

A series may acquire its property either from an unaffiliated third party or from an affiliate of the manager. For a detailed description of our acquisition methods, please refer to Post-Qualification Amendment No. 10 to our Offering Statement on Form 1-A, filed with the Securities and Exchange Commission on January 9, 2026.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. The manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment. The manager will monitor the overall credit risk and levels of provision for loss.

Interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means the manager will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets.

Equity Capital Policies. Under the operating agreement, we have the authority to issue an unlimited number of additional interests or other securities. After your purchase in any series offering, the manager may elect to: (i) sell additional securities in future private offerings, or (ii) issue additional securities in public offerings. To the extent we issue additional equity interests after your purchase in an offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your interests.

Additional Borrowings. We expect each series may seek, as applicable, to finance or refinance any outstanding indebtedness with an additional mortgage or other debt financing, including with either an affiliate or a third party. We expect that any third-party mortgage and/or other debt instruments that a series, or the Company on behalf of a series, enters into in connection with a financing or refinancing of a property will be secured by a security interest in the title of such property and any other assets of the series.

Disposition Policies

We intend to hold and manage the properties we acquire for a period of five to seven years. As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The manager may determine that it is in the best interests of shareholders to sell a property earlier than five years or to hold a property for more than seven years. Additionally, any sale of a property will be subject to lessee rights and we would attempt to time property sales with lessee rights in mind, either by timing sales with anticipated lease terminations or by assigning an existing lease to the property buyer where allowed under applicable laws.

When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Following the sale of a property, the manager will distribute the proceeds of such sale, net of the property disposition fee as described below, to the interest holders of the applicable series (after payment of any accrued liabilities or debt on the property or of the series at that time).

Property Disposition Fee

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, title, escrow and closing costs. It is expected that this disposition fee charged to a series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference as income.

Scaled Acquisition Fee

As a result of the manager’s relationships and transaction volume with certain sellers, the manager may be able to negotiate purchase price incentives, discounts or other reductions to or rebates on the purchase price of a series property that are not generally available to other purchasers. For each such series, the manager may charge a scaled acquisition fee equal to the lesser of (i) 20% of any such incentive or discount and (ii) $10,000. This fee will be paid from, and increase the total amount of, funds allocated to the acquisition of the series property at the closing of the offering.

Description of the Property Management Agreement

The Company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the underlying property of each series pursuant to a series specific property management agreement.

The services provided by the property manager will include:

●	Collecting rent and maintaining books and records;

●	Ensuring compliance with local landlord/tenant and other applicable laws;

●	Routine property maintenance and responding to tenant maintenance requests;

●	Handling tenant on-boarding (move-in) and move-out; and

●	Investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the property manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property manager necessary or desirable for the performance of any of the services under the property management agreement.

Each property management agreement will terminate on the earlier of: (i) the manager’s discretion to terminate a property management agreement at pre-determined renewal periods or by paying a termination fee, (ii) after the date on which the relevant series property has been liquidated and the obligations connected to the series property (including contingent obligations) have been terminated, (iii) the removal of the manager as managing member of our Company and thus of all series (if the property manager is the manager), (iv) upon notice by one party to the other party of a party’s material breach of a property management agreement or (v) such other date as agreed between the parties to the property management agreement.

Each series will indemnify the property manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which it becomes subject by virtue of serving as property manager under the respective property management agreements with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Currently, we intend to enter into a property management agreement on behalf of each series with an affiliate of the manager or a third-party property management company. We reserve the right to change property managers at any time.

Property Management Fee

The Company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the property of each series pursuant to a property management agreement. The fee arrangement for the property management company is set forth below:

Marketplace Homes

As compensation for the services provided by the property manager, each series will be charged a property management fee of $70 on a monthly basis and paid to the property manager pursuant to the property management agreement.

The property manager for each series is specified in the latest Offering Circular under “The Series Properties Being Offered.”

Liquidity Platform

Overview of PPEX ATS Platform

The Company and its affiliates intend to enter into an arrangement with NCPS and its affiliates to facilitate secondary transactions in interests issued by the Company on the PPEX ATS. The PPEX ATS is owned and operated by NCPS. The arrangement with NCPS will be established to provide a venue for secondary trading of series interests and is designed to provide investors with an efficient means to buy and sell series interests in secondary transactions. The manager will enter into a brokerage agreement and a license agreement with the Executing Broker pursuant to which, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the operating agreement, the Executing Broker is engaged to execute all resale transactions in interests based on the matching of orders on the PPEX ATS. The Executing Broker is a registered broker-dealer member of the PPEX ATS. NCPS is a broker-dealer registered with the Commission and a member of FINRA and SIPC. Neither the Company nor the manager matches any orders or executes or settles any transfer of interests with respect to secondary trading on the PPEX ATS. The manager may elect not to transmit to the Executing Broker or the PPEX ATS any order information submitted by users who have not previously purchased securities issued by the Company or its affiliates pursuant to Regulation A.

Secondary trades of series interests matched on the PPEX ATS are intended to comply with Blue Sky laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.

Process for Secondary Transactions

During specific trading windows, which we expect to occur quarterly and announce at least a week in advance of such trading window, isolated non-issuer transactions in interests of one or more series may be effected during trading hours established by NCPS as operator of the PPEX ATS (“Market Hours”) in accordance with the following process. Investors can submit bid and ask quotes through the user interface provided by the Arrived platform during a trading window. The Arrived platform immediately and automatically routes the quotes (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS, to the PPEX ATS, which is owned and operated by NCPS, a registered broker-dealer. The PPEX ATS then matches orders in accordance with the rules established by the PPEX ATS, but no matching of buyers and sellers will occur other than during Market Hours in a trading window. Bid and ask quotes submitted during a trading window and Market Hours may be immediately matched by the PPEX ATS, while bid and ask quotes submitted during a trading window, but outside of Market Hours are eligible to match only upon the next commencement of Market Hours. To the extent that any bid or ask quote that does not result in a match still exists at the end of a trading window, such quote will be cancelled at the end of the relevant trading window.

Once matched by the PPEX ATS, orders are executed by the Executing Broker. When a trade is executed, the Executing Broker transmits the applicable information (including the number of interests and price at which they are being sold or purchased) to the Arrived platform, where it is displayed to the relevant investor. During Market Hours in a particular trading window, the Arrived platform periodically sends instructions regarding the transfer of funds for executed trades via the Executing Broker to Modern Treasury, Inc., the third-party holder of investor funds (“Modern Treasury”), which then effectuates the funds transfer between the buyer and seller. After Market Hours end, the Executing Broker provides instructions regarding any transfers of interests between investor accounts to the transfer agent, which transfers the interests accordingly. The clearing process, which includes the transfer of funds and interests, will be completed within one to two days following the conclusion of the relevant trading window. Neither the Arrived platform nor the Executing Broker clears or settles trades.

User Interface and Role of the Platform

The Arrived platform serves merely as the user interface for the purpose of enabling secondary market trading in interests. On the Arrived platform, investors input the details of any orders to buy or sell interests in secondary transactions (including the number of interests subject to the offer to buy or sell, as the case may be, and the price, if any, at which such offer is being made), and the orders then are routed (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS, to the PPEX ATS. The manager may elect not to transmit to the Executing Broker or the PPEX ATS any order information submitted by users who have not previously purchased securities issued by the Company or its affiliates pursuant to Regulation A. For clarity, because the Executing Broker is (i) a registered broker-dealer and a member of the PPEX ATS and (ii) licensed to use the Arrived platform to access and transmit order information entered onto the Arrived platform by Investors, such order information is automatically routed from the Arrived platform to both the Executing Broker and the PPEX ATS simultaneously. After the Executing Broker has executed a trade, information about the matched orders and executed trade is then communicated by the Executing Broker to the buyer and seller using the Arrived platform’s user interface. The PPEX ATS accepts orders transmitted from the Arrived platform only because the Executing Broker (which is a member of the PPEX ATS) is licensed to use the Arrived platform’s technology to transmit order information.

For the avoidance of doubt, the decision whether to engage in secondary market trading is left solely to the individual investors. Neither the Company nor any of its affiliates acts as a broker or dealer, and none of them provide investors any direction or recommendation as to the purchase or sale of any interests in secondary market transactions. In addition, neither the Executing Broker nor NCPS makes any direction or recommendation as to the purchase or sale of any interests.

The Arrived platform acts as a user interface to receive information from, and deliver and display information to, investors and the registered broker-dealers. None of the Company, the manager, or Arrived Holdings, Inc. will receive any compensation for its role in the trading procedure unless and until it, or one of its affiliates, registers as a broker-dealer. The manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of interests.

Agreements Relating to Secondary Trading on the PPEX ATS

The Company intends to enter into an agreement (the “PPEX ATS Company Agreement”) with NCPS, pursuant to which NCPS will review the Company’s and series’ governing documents, offering materials and regulatory filings so that the PPEX ATS may serve as an available venue for the potential resale transactions in interests to be conducted in accordance with the process described above. The PPEX ATS provides a matching platform for the Executing Broker as a broker-dealer member of the PPEX ATS to submit bid and ask quotes to purchase or sell interests on behalf of, and as directed by, investors.

The manager intends to enter into a Software and Services License Agreement with NCIT, the parent company of NCPS. Under this agreement, the Arrived platform’s technology is connected via an application programming interface to the PPEX ATS to facilitate the routing of information from the Arrived platform as a user interface to the PPEX ATS as described above.

The Company also intends to enter into an agreement with the Executing Broker (the “Secondary Brokerage Agreement”), separate and apart from the Broker Dealer Agreement. Pursuant to the Secondary Brokerage Agreement, the Executing Broker will perform certain services in support of the secondary trading of interests on the PPEX ATS and will ultimately be responsible for the execution of secondary trades of interests. As compensation, the Executing Broker will receive up to 5% of the gross proceeds received related to each transaction (2.5% from the buyer and 2.5% from the seller involved in such transaction). The manager may, from time to time and at its sole discretion, opt to pay the compensation earned by the Executing Broker in connection with its services related to the PPEX ATS.

Asset Management Fee

Each series will pay the manager an annual asset management fee equal to six tenths of a percent (0.6%) of the purchase price of the series property for that series. This fee will be paid out of the net operating rental income of a series on a quarterly basis.

Operating Expenses

Each series of our Company will be responsible for the following costs and expenses attributable to the activities of our Company related to such series (we refer to these as Operating Expenses):

●	any and all fees, costs and expenses incurred in connection with the management of a series property, including Home Ownership Association (“HOA”) fees, income taxes, marketing, security and maintenance;

●	any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for interest in a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

●	any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the manager or a property manager, in connection with the series property;

●	any withholding or transfer taxes imposed on our Company or a series or any of the members as a result of its or their earnings, investments or withdrawals;

●	any governmental fees imposed on the capital of our Company or a series or incurred in connection with compliance with applicable regulatory requirements;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our Company, a series or a property manager in connection with the affairs of our Company or a series;

●	the fees and expenses of any administrator, if any, engaged to provide administrative services to our Company or a series;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the manager in connection with a series;

●	the cost of the audit of our Company’s annual financial statements and the preparation of its tax returns and circulation of reports to investors;

●	the cost of any audit of a series annual financial statements and the fees, costs and expenses incurred in connection with the making of any tax filings on behalf of a series and circulation of reports to investors;

●	any indemnification payments to be made pursuant to the requirements of the operating agreement;

●	the fees and expenses of our Company’s or a series’ counsel in connection with advice directly relating to our Company’s or a series’ legal affairs;

●	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the manager in connection with the operations of our Company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the manager in its reasonable discretion.

The manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses exceed the amount of revenues generated from a series property and cannot be covered by any Operating Expense reserves on the balance sheet of such series property, the manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in such series in order to cover such additional amounts.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from series properties and any indemnification payments made by the manager will be allocated among the various series interests in accordance with the manager’s allocation policy set forth below. The allocation policy requires the manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series. If, however, an item is not allocable to a specific series but to our Company in general, it will be allocated pro rata based on the value of the series properties or the number of properties, as reasonably determined by the manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof, it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific series property)
Revenue	Each of the series will have monthly rental income from the series property.	Allocable directly to the applicable series property

Acquisition Expenses	Appraisal and valuation fees (if incurred pre-closing)	Allocable directly to the applicable series property
	Appraisal and valuation fees (if incurred post-closing)	Allocable directly to the applicable series property
	Pre-purchase inspection	Allocable directly to the applicable series property
	Closing Costs	Allocable directly to the applicable series property
	Interest expense, if any, when an underlying series property is purchased by a series through a loan prior to the closing of a series offering	Allocable directly to the applicable series property

Offering Expenses	Legal expenses related to the preparation of regulatory paperwork (offering materials) for a series	Not allocable; to be borne by the manager
	Audit and accounting work related to the regulatory paperwork or a series	Allocable directly to the applicable series property
	Compliance work including diligence related to the preparation of a series	Not allocable; to be borne by the manager
	Insurance of a series property as at time of acquisition	Allocable directly to the applicable series property
	Broker fees other than cash commissions (e.g., expense reimbursement)	Not allocable; to be borne by the manager
	Brokerage fee payable per filing of a Form 1-A Post-Qualification Amendment ($1,000 per 1-A POS)	Allocable directly to the applicable series
	Preparation of marketing materials	Not allocable; to be borne by the manager

Operating Expense	Property management fees	Allocable directly to the applicable series property
	Asset management fees	Allocable directly to the applicable series property
	Audit and accounting work related to the regulatory paperwork of a Series	Allocable pro rata to the number of series properties
	Security (e.g., surveillance and patrols)	Allocable pro rata to the value of each series property
	Insurance	Allocable directly to the applicable series property
	Maintenance	Allocable directly to the applicable series property
	Property marketing or lease concessions, including special offers and terms	Allocable directly to the applicable series property
	Property disposition fee	Allocable directly to the applicable series property
	Interest expense, if any, when a series property holds any type of term loan or line of credit	Allocable directly to the applicable series property
	Audit, accounting and bookkeeping related to the reporting requirements of a series	Allocable pro rata to the number of series properties

Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each series property

Notwithstanding the foregoing, the manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the investors.

The Arrived Platform

Arrived Holdings, Inc., the sole member of Arrived Fund Manager, LLC, our manager, owns and operates a web-based and mobile accessible investment platform, the Arrived platform. Through the use of the Arrived platform, investors can browse and screen the investments offered by each of our series, now existing or to be formed by our Company in the future, and electronically sign legal documents to purchase series interests.

Competition

There are a number of established and emerging competitors in the real estate investment platform market. The market is fragmented, rapidly evolving, competitive, and with relatively low barriers to entry. We consider our competitive differentiators in our market to be:

●	our focus on the single-family residential rental market;

●	the ability for users to select which rental properties they would like to invest in;

●	consistent rental income with use of moderate amounts of leverage;

●	our unique investment strategy and approach to market selection;

●	lower minimum investment amounts; and

●	favorable tax treatment associated with REIT elections.

We face competition primarily from other real estate investment platform companies such as Roofstock, Inc., Fundrise LLC, and Compound Projects, LLC, as well as a range of emerging new entrants. In order to compete, we work tirelessly to innovate and improve our products, while at the same time preserving our unique culture and approach.

Conflicts of Interest

Conflicts of interest may exist or could arise in the future with the manager and its affiliates and our officers and/or directors who are also officers and/or directors of the manager. Conflicts may include, without limitation:

●	Each of our executive officers will also serve as an officer of the manager and its affiliated entities. As a result, these persons will have a conflict of interest with respect to our agreements and arrangements with the manager and/or affiliates of the manager, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. The manager is not required to make available any particular individual personnel to us.

●	Our executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the manager will dedicate to the management of our business. Accordingly, we may compete with the manager and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by the manager or one of its affiliates, which we refer to collectively as the manager-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

●	Some or all of the series will acquire their properties from the manager or from an affiliate of the manager. Prior to a sale to a series, the manager will acquire a property, repair and improve the property, and seek to place a tenant in the property. The manager will then resell the property to a series at a value determined by the manager or affiliate of the manager, which may reflect a premium over the manager’s investment in the property. Accordingly, because the manager will be an interested party with respect to a sale of a property that it owns to a series, the manager’s interests in such a sale may not be aligned with the interests of the series or its investors. There can be no assurance that a property purchase price that a series will pay to the manager will be comparable to that which a series might pay to an unaffiliated third party property seller.

●	The manager may in the future form or sponsor additional manager-sponsored vehicles, which could have overlapping investment objectives. To the extent we have sufficient capital to acquire a property that the manager has determined to be suitable for us, that property will be allocated to us.

●	The manager does not assume any responsibility beyond the duties specified in the operating agreement and will not be responsible for any action of our board of directors in following or declining to follow the manager’s advice or recommendations. The manager’s liability is limited under the operating agreement and we have agreed to reimburse, indemnify and hold harmless the manager and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the manager’s duties under the operating agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the manager would not be liable.

Employees

Our Company does not have any employees. All of the officers and directors of our Company are employees of the manager.

Legal Proceedings

None of our Company, any series, the manager, or any director or executive officer of our Company or the manager is presently subject to any material legal proceedings.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation

Overview

Arrived Homes 5, LLC, a Delaware series limited liability company, was formed in July 2024 to permit public investment in individual residential properties. We believe people should have access to the wealth creation that real estate investment can provide. We believe in passive income, conservative debt, diversification, and aligned incentives.

Arrived is a marketplace for investing in real estate. We buy residential properties, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes and they can invest in real estate without needing to apply for mortgages or take on personal debt.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the residential properties that we acquire. We analyze every property investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived arranges for a property manager to operate the properties as single-family rentals for tenants who can also invest through the same process as any other member of the Arrived Platform, becoming part owners of the homes they’re staying in at that time. By investing together, we align incentives towards creating value for everyone.

Since its formation in July 2024, our Company has been engaged primarily in acquiring properties for its series offerings, developing the financial, offering and other materials to facilitate fundraising, and taking the steps necessary to effectuate the series offerings and the management of the associated series properties. As of December 31, 2025 and the period July 12, 2024 (date of inception) through December 31, 2024 our Company has acquired 63 properties and 3 properties, respectively.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Distributions

In order to qualify as a REIT, a series must distribute annually to investors at least 90% of its REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain), and to avoid federal income and excise taxes on retained taxable income and gains it must distribute 100% of such income and gains annually. Our manager may authorize distributions in excess of those required for us to maintain our REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as our manager deems relevant.

Our Company expects the manager to make distributions of any free cash flow on a monthly or other periodic basis as determined by the manager. However, the manager may change the timing of distributions in its sole discretion. Investors will be required to update their personal information on a regular basis to make sure they receive all allocated distributions. We will utilize a “mobile wallet” feature for payment of distributions (the “Arrived Homes Wallet”). The Arrived Homes Wallet will be used to allow investors to pay for subscriptions, receive distributions and reinvest distributions.

Valuation Policies

Following the six-month introductory period, at the end of each quarterly period, our manager’s internal accountants and asset management team will calculate a net asset value (“NAV”) per interest for each series using a process that reflects, among other matters:

●	an estimated value of the series property, as determined by the manager’s asset management team, including related liabilities, based upon (a) information from publicly available sources related to (i) market rents, comparable sales information and interest rates and (ii) with respect to debt, default rates and discount rates, and (b) in certain instances, reports regarding the underlying real estate provided by an independent valuation expert or automated valuation models;

●	the price of liquid assets for which third party market quotes are available;

●	accruals of our periodic distributions on interests in the series; and

●	estimated accruals of the revenues, fees and expenses of the series where we will (a) amortize the brokerage fee, offering expenses and sourcing fee over five years and (b) include accrued fees and operating expenses, accrued distributions payable, accrued management fees and any inter-company loans extended to the series by our manager.

Such determinations may include subjective judgments by the manager regarding the applicability of certain inputs to market rents and comparable sales information. While we do look at capitalization rates to help us determine whether or not to acquire a property (see “Description of Business - Our Investment Criteria” in our latest Offering Circular), we do not utilize a capitalization rate approach in determining NAV, because given the nature of the series properties as primary residences, we do not believe that the value of a series’ primary asset can be determined based solely on the series’ rental revenues as the resale value of such asset will be decided independently of the success of such rental revenues.

Note, however, that the determination of the NAV for the interests of each series is not based on, nor intended to comply with, fair value standards under U.S. Generally Accepted Accounting Principles (“GAAP”), and such NAV may not be indicative of the price that we would receive for our assets at current market conditions. In instances where we determine that an appraisal of the series property is necessary, including, but not limited to, instances where the manager is unsure of its ability on its own to accurately determine the estimated value of such series property, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising residential real estate assets, to act as our independent valuation expert. The independent valuation expert is not responsible for, nor for preparing, our NAV per interest. See “Description of the Securities Being Offered—Valuation Policies” in our latest Offering Circular for more details about the NAV and how it will be calculated, including the subsection “NAV Estimates Determination and Valuation Methodology” for additional information regarding our manager’s NAV valuation methodology.

Critical Accounting Policies

Our accounting policies will conform with GAAP. The preparation of financial statements in conformity with GAAP will require us to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. We intend to make these estimates and assumptions in an appropriate manner and in a way that accurately reflects our financial condition. We will continually test and evaluate our estimates and assumptions using our historical knowledge of the business, as well as other factors, to ensure that they are reasonable for reporting purposes. However, actual results may differ from our estimates and assumptions.

We believe our critical accounting policies govern the significant judgments and estimates used in the preparation of our financial statements. Please refer to Note 2, Summary of Significant Accounting Policies, included in the financial statements, for a more thorough discussion of our accounting policies and procedures.

Operating Results

Revenues

Revenues are generated at the series level and are derived from leases on the series property. All revenues generated by each series during the year ended December 31, 2025 and the period July 12, 2024 (date of inception) through December 31, 2024 are listed in the table below. Consolidated rental income was $707,891 for the year ended December 31, 2025 compared to the rental income of $5,837 for the period July 12, 2024 (date of inception) through December 31, 2024. The increase in rental revenue is primarily due to an increase in the number of properties acquired by the Company. Such amounts are based on the audited financial statements of the Company and each series included in this Annual Report on Form 1-K:

Rental Income

Series Name	December 31, 2025	December 31, 2024
Adela	$10,020	$-
Adler	15,759	-
Alex	13,510	-
Ameris	18,696	-
Arbolado	12,720	-
Arthur	-	-
Ashland	11,736	-
Belleglade	19,342	-
Blair	7,249	-
Briarmanor	13,930	-
Caldwell	-	-
Camila	10,787	-
Camphor	12,971	-
Chalkstone	-	-
Chesterton	2,895	-
Chloe	-	-
Clark	18,973	-
Cyrus	7,180	-
Evie	11,163	-
Farinosa	-	-
Fizzy	11,544	-
Fortress	18,012	-
Galleta	2,373	-
Gavin	-	-
Gerardo	15,477	-
Goldfinger	18,214	-
Goshen	-	-
Gracianna	2,415	-
Hendricks	11,929	-
Kitsune	-	-

Rental Income

Series Name	December 31, 2025	December 31, 2024
Lenka	21,041	-
Liam	25,229	-
Lilinoe	18,338	-
Lois	26,765	5,837
Lucky	-	-
Marilyn	12,011	-
Metcalf	17,212	-
Monroe	2,095	-
Nathan	4,259	-
Orland	-	-
Parker	-	-
Poshington	14,117	-
Pumpkin	23,045	-
Raider	14,975	-
Rivendell	1,278	-
Rucker	-	-
Sambino	23,252	-
Sandpiper	6,885	-
Scarlett	14,539	-
Sinalda	13,975	-
Stonemill	11,213	-
Targaryen	20,302	-
Terrien	9,519	-
Tilly	11,999	-
Troncos	17,505	-
Tully	16,319	-
Tyrell	15,363	-
Vega	15,865	-
Wasilla	14,554	-
Wendover	13,057	-
Wesley	4,800	-
Whippoorwill	14,700	-
Wildcat	11,256	-
William	725	-
Windgate	15,294	-
Wyndsong	9,512	-
	$707,891	$5,837

Operating Expenses

The Company incurred the following operating expenses during the year ended December 31, 2025 and the period July 12, 2024 (date of inception) through December 31, 2024. The operating expenses incurred prior to the closing of an offering related to any of the series are being paid by our manager and are reimbursed by such series out of the gross offering proceeds upon closing of the relevant series offering. Such operating expenses include real estate taxes, property insurance, HOA fees, legal fees, other professional fees, depreciation, and repair and maintenance costs.

Upon closing, each individual series becomes responsible for funding its own operating expenses. The following table summarizes the total operating expenses by series as of December 31, 2025 and 2024. Such amounts are based on the audited financial statements of the Company and each series included in this Annual Report on Form 1-K:

Operating Expenses

	December 31, 2025			December 31, 2024
Series Name	Operating expenses	Depreciation	Total expenses	Operating expenses	Depreciation	Total expenses
Adela	$19,853	$3,769	$23,622	$-	$-	$-
Adler	16,766	5,726	22,492	-	-	-
Alex	14,807	7,148	21,955	-	-	-
Ameris	21,578	4,603	26,181	-	-	-
Arbolado	17,780	5,423	23,203	-	-	-
Arthur	18,162	-	18,162	-	-	-
Ashland	17,015	3,163	20,178	-	-	-
Belleglade	18,178	6,883	25,061	-	-	-
Blair	16,891	4,795	21,686	-	-	-
Briarmanor	20,671	6,799	27,470	-	-	-
Caldwell	6,904	-	6,904	-	-	-
Camila	26,829	5,076	31,905	-	-	-
Camphor	17,691	6,587	24,278	-	-	-
Chalkstone	12,633	228	12,860	-	-	-
Chesterton	15,040	6,137	21,176	-	-	-
Chloe	9,079	730	9,809	-	-	-
Clark	19,587	8,738	28,325	12,529	1,456	13,986
Cyrus	13,342	6,239	19,581	-	-	-
Evie	22,324	3,555	25,879	-	-	-
Farinosa	2,411	-	2,411	-	-	-
Fizzy	13,106	3,374	16,480	-	-	-
Fortress	25,475	7,776	33,251	-	-	-
Galleta	9,903	3,345	13,247	-	-	-
Gavin	4,517	85	4,602	-	-	-
Gerardo	15,605	5,082	20,688	-	-	-
Goldfinger	24,545	12,435	36,980	-	-	-
Goshen	7,444	125	7,568	-	-	-
Gracianna	19,158	2,646	21,804	-	-	-
Hendricks	21,868	3,408	25,276	-	-	-
Kitsune	3,790	-	3,790	-	-	-
Lenka	20,003	6,827	26,829	-	-	-
Liam	29,466	8,919	38,385	-	-	-
Lilinoe	20,961	5,988	26,949	-	-	-
Lois	13,091	9,100	22,191	16,874	1,486	18,361

Operating Expenses

	December 31, 2025			December 31, 2024
Series Name	Operating expenses	Depreciation	Total expenses	Operating expenses	Depreciation	Total expenses
Lucky	8,106	-	8,106	-	-	-
Marilyn	15,480	4,126	19,606	-	-	-
Metcalf	14,300	5,682	19,982	-	-	-
Monroe	19,010	4,134	23,144	-	-	-
Nathan	15,191	2,473	17,663	-	-	-
Orland	2,595	-	2,595	-	-	-
Parker	7,585	122	7,707	-	-	-
Poshington	19,531	5,719	25,250	-	-	-
Pumpkin	19,133	7,507	26,640	-	-	-
Raider	19,000	4,535	23,535	-	-	-
Rivendell	10,392	1,577	11,969	-	-	-
Rucker	4,041	-	4,041	-	-	-
Sambino	18,426	7,592	26,018	8,344	-	8,344
Sandpiper	11,665	4,456	16,121	-	-	-
Scarlett	21,994	6,996	28,989	-	-	-
Sinalda	20,288	7,972	28,260	-	-	-
Stonemill	19,694	5,342	25,036	-	-	-
Targaryen	17,102	6,244	23,347	-	-	-
Terrien	11,761	3,808	15,570	-	-	-
Tilly	21,982	5,723	27,705	-	-	-
Troncos	17,841	7,992	25,833	-	-	-
Tully	21,596	8,768	30,364	-	-	-
Tyrell	13,674	5,916	19,591	-	-	-
Vega	12,273	6,239	18,512	-	-	-
Wasilla	14,381	8,825	23,207	-	-	-
Wendover	15,978	5,155	21,133	-	-	-
Wesley	18,011	1,194	19,204	-	-	-
Whippoorwill	18,597	5,134	23,731	-	-	-
Wildcat	17,779	2,945	20,724	-	-	-
William	12,328	1,521	13,849	-	-	-
Windgate	17,298	4,865	22,163	-	-	-
Wyndsong	28,178	4,908	33,086	-	-	-
	$1,061,683	$302,175	$1,363,858	$37,748	$2,943	$40,691

Other Expenses (Income)

During the year ended December 31, 2025 and the period July 12, 2024 (date of inception) through December 31, 2024, certain series incurred interest expenses, including bridge financing interest. The following table summarizes the total of such expenses incurred by each series during the year ended December 31, 2025 and the period July 12, 2024 (date of inception) through December 31, 2024. Interest expense increased from $13,056 for the period July 12, 2024 (date of inception) through December 31, 2024 to $332,017 for the year ended December 31, 2025. This increase is primarily attributable to an increase in the number of properties acquired by the Company, the utilization of bridge financing to fund property acquisitions prior to series offerings closing, and a full year of interest accrual in 2025 compared to approximately five months in 2024. Such amounts are based on the audited financial statements of the Company and each series included in this Annual Report on Form 1-K:

OTHER EXPENSES

Series Name	December 31, 2025	December 31, 2024
Adela	$3,369	$-
Adler	5,315	-
Alex	3,594	-
Ameris	3,267	-
Arbolado	9,422	-
Arthur	2,521	-
Ashland	4,557	-
Belleglade	4,361	-
Blair	13,868	-
Briarmanor	10,011	-
Caldwell	1,740	-
Camila	11,270	-
Camphor	2,822	-
Chalkstone	1,384	-
Chesterton	13,378	-
Chloe	3,842	-
Clark	1,044	6,390
Cyrus	10,215	-
Evie	2,754	-
Farinosa	1,206	-
Fizzy	7,405	-
Fortress	5,254	-
Galleta	7,564	-
Gavin	1,695	-
Gerardo	3,529	-
Goldfinger	5,491	-
Goshen	2,364	-
Gracianna	7,637	-
Hendricks	2,696	-
Kitsune	1,729	-
Lenka	3,677	-
Liam	4,363	-
Lilinoe	5,459	-
Lois	-	5,021
Lucky	2,281	-
Marilyn	5,364	-
Metcalf	1,748	-
Monroe	11,921	-
Nathan	1,884	-
Orland	115	-

OTHER EXPENSES

Series Name	December 31, 2025	December 31, 2024
Parker	1,906	-
Poshington	4,160	-
Pumpkin	3,715	-
Raider	4,384	-
Rivendell	4,762	-
Rucker	1,446	-
Sambino	3,230	1,644
Sandpiper	6,498	-
Scarlett	13,104	-
Sinalda	3,229	-
Stonemill	13,491	-
Targaryen	3,300	-
Terrien	9,960	-
Tilly	5,260	-
Troncos	8,174	-
Tully	6,220	-
Tyrell	3,803	-
Vega	5,396	-
Wasilla	7,738	-
Wendover	5,528	-
Wesley	2,608	-
Whippoorwill	4,973	-
Wildcat	3,121	-
William	6,029	-
Windgate	3,070	-
Wyndsong	4,802	-
	$332,017	$13,056

Liquidity and Capital Resources

From inception, our manager has financed the business activities of each series. Upon the first closing of a particular series offering, the manager is reimbursed out of the proceeds of the relevant offering. Until such time as the series have the capacity to generate cash flows from operations, our manager may cover any deficits through capital contributions, which may be reimbursed upon closing of the relevant offering.

As discussed in Note 3 to the consolidated financial statements, the Company’s ability to continue as a going concern is dependent upon the ability to generate cash flow from rental activities and/or obtain financing from the manager. Management believes that the continued support of the manager, the planned launch of additional series offerings, and the cash generated from rental operations will provide sufficient liquidity to meet the Company’s obligations. However, there can be no assurance that these plans will be successful.

Cash and Cash Equivalent Balances

Cash is held at the series level. The following table summarizes the cash and cash equivalents held by each series as of December 31, 2025 and 2024. Such amounts are based on the audited financial statements of the Company and each series included in this Annual Report on Form 1-K:

Cash & Cash Equivalents

Series Name	December 31, 2025	December 31, 2024
Adela	$11,889	$-
Adler	28,657	-
Alex	24,582	-
Ameris	12,360	-
Arbolado	21,870	-
Arthur	-	-
Ashland	22,920	-
Belleglade	23,574	-
Blair	8,474	-
Briarmanor	25,595	-
Caldwell	-	-
Camila	6,067	-
Camphor	9,075	-
Chalkstone	-	-
Chesterton	29,396	-
Chloe	-	-
Clark	10,711	-
Cyrus	25,719	-
Evie	9,070	-
Farinosa	-	-
Fizzy	27,842	-
Fortress	18,995	-
Galleta	24,285	-
Gavin	-	-
Gerardo	25,821	-
Goldfinger	33,424	-
Goshen	-	-
Gracianna	-	-
Hendricks	18,831	-
Kitsune	-	-
Lenka	17,307	-
Liam	18,887	-

Cash & Cash Equivalents

Series Name	December 31, 2025	December 31, 2024
Lilinoe	27,612	-
Lois	13,807	18,879
Lucky	-	-
Marilyn	27,116	-
Metcalf	21,624	-
Monroe	17,621	-
Nathan	11,052	-
Orland	-	-
Parker	-	-
Poshington	44,001	-
Pumpkin	23,269	-
Raider	25,748	-
Rivendell	-	-
Rucker	-	-
Sambino	13,382	-
Sandpiper	30,985	-
Scarlett	22,733	-
Sinalda	22,173	-
Stonemill	20,403	-
Targaryen	26,626	-
Terrien	24,162	-
Tilly	14,515	-
Troncos	23,826	-
Tully	31,158	-
Tyrell	27,017	-
Vega	30,227	-
Wasilla	27,566	-
Wendover	21,765	-
Wesley	14,087	-
Whippoorwill	25,111	-
Wildcat	20,748	-
William	-	-
Windgate	22,600	-
Wyndsong	23,052	-
	$1,109,334	$18,879

Plan of Operations

We intend to hold and manage the series properties for five to seven years during which time we will operate the series properties as single-family rental income properties. During this period, we intend to distribute any free cash flow to investors.

As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, local regulatory changes, environmental and other factors that may reduce the desirability of single-family rentals in a particular market, and how operating history may impact the potential sales price. The manager may determine that it is in the best interests of members to sell a property earlier than five years or to hold a property for more than seven years.

We plan to launch a number of additional series and related offerings in the next twelve months. As of the current date, we do not know how many series we will be offering. However, in any case, the aggregate dollar amount of all of the series interests that we will sell within the 12-month period will not exceed the maximum amount allowed under Regulation A. It is anticipated that the proceeds from any offerings closed during the next twelve months will be used to acquire additional properties.

Our Policies for Approving New Tenants

We intend to seek out tenants for our properties who are financially responsible and capable of paying their rent. We will conduct due diligence on prospective tenant applicants by (a) verifying their incomes, (b) running credit checks, (c) performing criminal background checks, and (d) requesting references from previous landlords. While we do not have specific standards for any of these items, we will use these screening methods to determine, prior to approving a lease, whether we believe a potential lessee is financially responsible.

Trend Information

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the series properties, our ability to acquire and manage single family rentals and the success of our current and future offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

-	Recent increases in interest rates may have a negative effect on the demand for our offerings due to the attractiveness of alternative investments.

-	The continuing increase in prices in the United States housing market may result in difficulties in sourcing properties and meeting demand for our offerings.

-	Continued increases in remote work arrangements may lead to greater rental activity in our target markets.

Recent Developments

Revenues

Revenues are generated at the series level and are derived from leases on the series property. All revenues generated by any series during the period January 1, 2026 through February 28, 2026 are listed below. For the avoidance of doubt, the below amounts are unaudited.

Rental Income

Series Name	February 28, 2026
Adela	$3,600
Adler	4,240
Alex	4,240
Ameris	-
Arbolado	4,240
Arthur	3,114
Ashland	4,790
Belleglade	5,090
Blair	3,990
Briarmanor	5,290
Caldwell	135
Camila	4,590
Camphor	3,490
Chalkstone	-
Chesterton	5,750
Chloe	798
Clark	3,740
Cyrus	3,590
Evie	3,640
Farinosa	-
Fizzy	4,440
Fortress	4,890
Galleta	3,390
Gavin	339
Gerardo	4,690
Goldfinger	4,990
Goshen	-
Gracianna	4,390
Hendricks	4,090
Kitsune	-

Rental Income

Series Name	February 28, 2026
Lancer	-
Lenka	4,990
Liam	5,890
Lilinoe	5,190
Lois	4,327
Lucky	-
Marilyn	4,590
Metcalf	4,490
Monroe	2,151
Nathan	2,690
Orland	-
Parker	166
Poshington	4,840
Pumpkin	4,640
Raider	5,990
Rivendell	2,840
Rosalee	-
Rucker	-
Sambino	4,390
Sandpiper	3,790
Scarlett	4,690
Sinalda	4,390
Stonemill	4,615
Targaryen	5,390
Terrien	5,274
Tilly	4,390
Troncos	3,890
Tully	5,470
Tyrell	4,190
Vega	4,490
Wasilla	4,990
Wendover	4,990
Wesley	3,840
Whippoorwill	5,040
Wildcat	4,690
William	4,350
Windgate	4,190
Wyndsong	4,390
$239,789

Operating Expenses

The Company incurred the following operating expenses during the period January 1, 2026 through February 28, 2026. The operating expenses incurred prior to the closing of an offering related to any of the series are being paid by our manager and are reimbursed by such series out of the gross offering proceeds upon closing of the relevant series offering. Such operating expenses include real estate taxes, property insurance, HOA fees, legal fees, other professional fees, depreciation, and repair and maintenance costs. Upon closing, each series becomes responsible for its own operating expenses.

During the period January 1, 2026 through February 28, 2026, at the close of the respective offerings for the series, each individual series became or will become, as applicable, responsible for its own operating expenses. The following table summarizes the total operating expenses incurred by each series during the period January 1, 2026 through February 28, 2026. For the avoidance of doubt, the below amounts are unaudited.

Operating Expenses

	February 28, 2026
Series Name	Operating Expenses	Depreciation	Total Expenses
Adela	$1,603	$1,077	$2,680
Adler	2,080	1,636	3,716
Alex	1,347	1,588	2,936
Ameris	2,468	1,151	3,618
Arbolado	2,834	1,549	4,383
Arthur	2,847	1,930	4,777
Ashland	2,403	1,581	3,984
Belleglade	2,136	1,721	3,857
Blair	2,316	1,598	3,914
Briarmanor	2,104	2,155	4,259
Caldwell	3,211	1,314	4,525
Camila	4,578	2,251	6,828
Camphor	1,123	1,438	2,561
Chalkstone	2,258	2,201	4,459
Chesterton	2,569	2,455	5,024
Chloe	3,699	1,460	5,158
Clark	2,268	1,456	3,724
Cyrus	1,709	1,783	3,491
Evie	1,364	1,185	2,549
Farinosa	6,454	1,598	8,052
Fizzy	4,736	1,687	6,424
Fortress	2,446	1,911	4,357
Galleta	1,552	1,338	2,890
Gavin	4,119	1,917	6,035
Gerardo	2,479	1,694	4,173
Goldfinger	3,479	2,487	5,966
Goshen	1,845	2,059	3,904
Gracianna	4,160	1,707	5,867
Hendricks	1,516	1,136	2,652
Kitsune	1,973	1,656	3,629
Lancer	4,037	-	4,037
Lenka	1,873	1,517	3,390
Liam	2,271	1,982	4,253
Lilinoe	2,814	1,711	4,524

Operating Expenses

	February 28, 2026
Series Name	Operating Expenses	Depreciation	Total Expenses
Lois	2,173	1,517	3,690
Lucky	1,733	1,739	3,473
Marilyn	2,198	1,650	3,848
Metcalf	2,353	1,574	3,927
Monroe	2,517	1,654	4,170
Nathan	1,336	824	2,161
Orland	1,985	1,533	3,518
Parker	12,344	2,163	14,507
Poshington	1,532	1,727	3,259
Pumpkin	3,105	1,501	4,607
Raider	2,155	1,631	3,786
Rivendell	5,192	1,051	6,244
Rosalee	12	-	12
Rucker	2,029	1,864	3,893
Sambino	2,104	1,380	3,484
Sandpiper	1,883	1,782	3,665
Scarlett	8,364	1,999	10,362
Sinalda	829	1,772	2,601
Stonemill	1,857	1,781	3,638
Targaryen	2,584	1,784	4,368
Terrien	7,283	1,904	9,187
Tilly	1,960	1,609	3,569
Troncos	1,970	1,598	3,568
Tully	3,455	2,192	5,647
Tyrell	1,843	1,479	3,322
Vega	1,649	1,783	3,432
Wasilla	1,355	2,169	3,524
Wendover	2,032	1,718	3,750
Wesley	2,233	1,194	3,426
Whippoorwill	2,770	1,711	4,481
Wildcat	1,773	1,472	3,245
William	5,831	1,521	7,352
Windgate	1,880	1,390	3,270
Wyndsong	2,090	1,636	3,726
	$187,080	$110,230	$297,311

Other Expenses

During the period between January 1, 2026 and February 28, 2026, certain series incurred interest expenses. The following table summarizes the total of such expenses incurred by each series. For the avoidance of doubt, the below amounts are unaudited.

OTHER EXPENSES
Series Name	February 28, 2026
Adela	$-
Adler	-
Alex	-
Ameris	-
Arbolado	-
Arthur	4,322
Ashland	-
Belleglade	-
Blair	1,989
Briarmanor	-
Caldwell	2,983
Camila	2,705
Camphor	-
Chalkstone	3,954
Chesterton	-
Chloe	3,293
Clark	-
Cyrus	-
Evie	-
Farinosa	3,445
Fizzy	-
Fortress	-
Galleta	-
Gavin	3,911
Gerardo	-
Goldfinger	-
Goshen	4,052
Gracianna	1,666
Hendricks	-
Kitsune	3,705
Lancer	1,482
Lenka	-
Liam	-
Lilinoe	-
Lois	-
Lucky	3,911
Marilyn	-
Metcalf	-
Monroe	-
Nathan	-
Orland	3,445
Parker	4,084
Poshington	-
Pumpkin	-
Raider	-
Rivendell	264
Rosalee	-
Rucker	4,133
Sambino	-
Sandpiper	-
Scarlett	-
Sinalda	-
Stonemill	-
Targaryen	-
Terrien	-
Tilly	-
Troncos	-
Tully	-
Tyrell	-
Vega	-
Wasilla	-
Wendover	-
Wesley	-
Whippoorwill	-
Wildcat	-
William	2,067
Windgate	-
Wyndsong	-

$55,411

Cash and Cash Equivalent Balances

Cash is held at the series level. The following table summarizes the cash and cash equivalents held by series as of February 28, 2026. For the avoidance of doubt, the below amounts are unaudited.

Cash & Cash Equivalents

Series Name	February 28, 2026
Adela	$11,241
Adler	28,186
Alex	23,043
Ameris	17,280
Arbolado	21,086
Arthur	-
Ashland	21,324
Belleglade	23,061
Blair	23,041
Briarmanor	25,754
Caldwell	-
Camila	40,592
Camphor	8,035
Chalkstone	-
Chesterton	27,267
Chloe	-
Clark	9,981
Cyrus	24,714
Evie	7,846
Farinosa	-
Fizzy	26,119
Fortress	17,761
Galleta	23,684
Gavin	-
Gerardo	24,002
Goldfinger	30,983
Goshen	-
Gracianna	24,190

Cash & Cash Equivalents

Series Name	February 28, 2026
Hendricks	17,611
Kitsune	-
Lancer	-
Lenka	15,677
Liam	17,714
Lilinoe	26,890
Lois	12,648
Lucky	-
Marilyn	25,603
Metcalf	19,762
Monroe	15,983
Nathan	10,965
Orland	-
Parker	-
Poshington	41,989
Pumpkin	21,732
Raider	23,846
Rivendell	15,766
Rosalee	-
Rucker	-
Sambino	11,855
Sandpiper	29,805
Scarlett	20,914
Sinalda	23,709
Stonemill	21,843
Targaryen	25,645
Terrien	22,774
Tilly	13,744
Troncos	22,547
Tully	30,692
Tyrell	25,447
Vega	29,232
Wasilla	25,655
Wendover	20,771
Wesley	14,055
Whippoorwill	22,861
Wildcat	19,099
William	22,767
Windgate	21,132
Wyndsong	21,547
$1,171,471

Item 3. Directors AND Officers

General

The manager of our Company is Arrived Fund Manager, LLC, a Delaware limited liability company whose sole member is Arrived Holdings, Inc., a Delaware corporation. The manager has established a board of directors for our Company, consisting of two members, Ryan Frazier and Kenneth Cason.

The nature of our business to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which LLCs may be organized under the Delaware Limited Liability Company Act.

All of our directors and executive officers are employees of the manager. The executive offices of the manager are located at 1700 Westlake Avenue N, Suite 200, Seattle, WA 98109, and the telephone number of the manager’s executive offices is (814) 277-4833.

Executive Officers & Directors

The following table sets forth certain information with respect to each of the directors and executive officers of the manager:

Executive Officer	Age	Position Held with our Company(1) (2)	Position Held with the Manager
Ryan Frazier	37	Chief Executive Officer and Director	Chief Executive Officer, President and Director
Sue Korn	56	Chief Financial Officer	Chief Financial Officer
Kenneth Cason	39	Chief Technology Officer and Director	Chief Technology Officer and Director
Alejandro Chouza	45	Chief Operating Officer	Chief Operating Officer

(1)	The terms in office of each officer began upon the organization of our Company on July 12, 2024. The current executive officers and directors will serve in these capacities indefinitely, or until their successors are duly appointed or elected, as applicable.

(2)	The executive officers of the manager are currently devoting a significant amount of their working time to the operations of our Company to satisfy their respective responsibilities to the management of our Company. Our officers will be working on a part-time basis for our business and are expected to devote at least forty (40) hours per month to the operations and management of our Company.

Biographical Information

Set forth below is biographical information of our executive officers and directors.

Ryan Frazier, our Chief Executive Officer and a director, has served as the Chief Executive Officer, President, and a director of Arrived Holdings, Inc. since its inception in February 2019 and as CEO and director of our company since its inception. In 2011, Mr. Frazier co-founded and was the CEO of DataRank, Inc., a social media listening platform used by Fortune 500 companies, including Procter & Gamble, Coca Cola, and The Clorox Company, to garner insights from their consumers. Mr. Frazier led DataRank through a merger with Simply Measured, Inc. in 2015, and again through a merger with Sprout Social, Inc. in 2017, after which he acted in the role of General Manager, leading the integration of the Simply Measured, Inc. and Sprout Social businesses in Sprout Social’s Seattle office. Mr. Frazier is an alumnus of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in International Business.

Sue Korn, our Chief Financial Officer, has served as the Chief Financial Officer of Arrived Holdings since January 2024. Ms. Korn began her career in equity research for diversified financial services companies at Kidder, Peabody in 1992, later moving to investment banking in Salomon Smith Barney’s Financial Institutions Group in 1997. She joined Providian Financial in 1998, where she oversaw planning and analysis, data management and reporting for a $33 billion credit card business. In 2011, she transitioned to FinTech, bringing her financial expertise to companies such as Prosper Marketplace (FP&A and back office operations), LendingClub (marketplace operations and treasury), Oportun (FP&A and accounting) and was co-founder/CFO/Head of Operations for online lender Vouch Financial. Ms. Korn graduated from Colby College with a B.A. in Philosophy/Math in 1991 and earned her M.B.A. from Kellogg Graduate School of Management at Northwestern University in 1997 with majors in Finance, Management and Strategy and Organizational Behavior. She has held the Chartered Financial Analyst® designation since 1998.

Kenneth Cason, our Chief Technology Officer and a director, has served as the Chief Technology Officer and director of Arrived Holdings, Inc. since its inception in February 2019. Beginning in 2011, Mr. Cason served as the Co-Founder and Chief Technology Officer of DataRank, Inc. Mr. Cason worked extensively to help design and build large scale data collection, processing, and search systems. He remained employed with DataRank through two mergers; first with Simply Measured, Inc., in 2015, and then again with Sprout Social in 2017. During both mergers, he worked to lead and integrate each company’s tech stack. Mr. Cason is an alumnus of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in Computer Science and also received Associate degrees in Mathematics, Japanese and Chinese.

Alejandro Chouza, our Chief Operating Officer, has served as the Chief Operating Officer of Arrived Holdings, Inc. since its inception in February 2019. Mr. Chouza was previously the VP of Operations of Oyo Rooms beginning in May 2019. Prior to that, Mr. Chouza was the Regional General Manager of Uber Technologies, Inc., from September 2014 through May 2019, where he launched and managed operations in Mexico and the Northwest USA markets. Mr. Chouza graduated with a B.S. from Babson College and an M.B.A. from The Wharton School of the University of Pennsylvania.

There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

The Manager and the Operating Agreement

The manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The manager will perform its duties and responsibilities pursuant to the operating agreement. The manager will maintain a contractual, as opposed to a fiduciary relationship, with us and our investors. Furthermore, we have agreed to limit the liability of the manager and to indemnify the manager against certain liabilities.

The operating agreement further provides that our manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our Company, any series of interests or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the operating agreement provides that our manager will not have any duty (including any fiduciary duty) to our Company, any series or any of the interest holders.

Responsibilities of the Manager

The responsibilities of the manager include:

●	Investment Advisory, Origination and Acquisition Services such as approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	Offering Services such as the development of our series offerings, including the determination of their specific terms;

●	Management Services such as investigating, selecting, and, on our behalf, engaging and conducting business with such persons as the manager deems necessary to the proper performance of its obligations under the operating agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, property managers and any and all persons acting in any other capacity deemed by the manager necessary or desirable for the performance of any of the services under the operating agreement;

●	Accounting and Other Administrative Services such as maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements, and managing and performing the various administrative functions necessary for our day-to-day operations;

●	Investor Services such as managing communications with our investors, including answering phone calls, preparing and sending written and electronic reports and other communications;

●	Financing Services such as monitoring and overseeing the service of our debt facilities and other financings, if any; and

●	Disposition Services such as evaluating and approving potential asset dispositions, sales or liquidity transactions.

Manager Affiliates

Our manager controls nine affiliated entities also conducting offerings under Tier 2 of Regulation A:

Arrived Homes, LLC – Arrived Homes, LLC was formed on July 13, 2020 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes, LLC.

Arrived Homes II, LLC – Arrived Homes II, LLC was formed on February 2, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes II, LLC.

Arrived Homes 3, LLC – Arrived Homes 3, LLC was formed on January 4, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes 3, LLC.

Arrived Homes 4, LLC – Arrived Homes 4, LLC was formed on July 28, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes 4, LLC.

Arrived STR, LLC – Arrived STR, LLC was formed on July 11, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived STR, LLC.

Arrived STR 2, LLC – Arrived STR 2, LLC was formed on January 12, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived STR 2, LLC.

Arrived SFR Genesis Fund, LLC – Arrived SFR Genesis Fund, LLC was formed on May 1, 2023 as a Delaware limited liability company to originate, invest in and manage a diversified portfolio of single family residential real estate properties.

Arrived Debt Fund, LLC – Arrived Debt Fund, LLC was formed on December 21, 2023 as a Delaware limited liability company to invest in and manage a diversified portfolio of residential real estate investments.

Arrived Seattle Fund, LLC – Arrived Seattle Fund, LLC was formed on February 25, 2025 as a Delaware limited liability company to invest in and manage a diversified portfolio of real estate properties located in the Seattle/Tacoma, Washington area, and real estate credit investments.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our Company. Each of our executive officers, who are also executive officers of the manager, manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired properties and monitors the performance of these properties to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the manager, from the manager. We do not intend to pay any compensation to these individuals.

Compensation of the Manager

The manager will receive compensation and reimbursement for costs incurred relating to our series offerings (e.g., Offering Expenses and Acquisition Expenses). Neither the manager nor any of its affiliates will receive any selling commissions or dealer manager fees in connection with this or other series offerings. See “Management—Management Compensation” in our offering circular and Note 7, Related Party Transactions in our financial statements for further details.

Item 4. Security Ownership of Management and Certain Securityholders

Our Company is managed by Arrived Fund Manager, LLC., the manager, who will also be the manager of all of our series. The manager currently does not own, and at the closing of each series offering is not expected to own, any of the interests in any series.

As of April 20, 2026, no executive officers and directors beneficially own more than 10% of any series of our Company. Additionally, as of April 20, 2026 no other security holders beneficially own more than 10% of any series of our Company.

The manager or an affiliate of the manager may purchase interests in any series of our Company on the same terms as offered to investors. No brokerage fee will be paid on any interests purchased by the manager or its affiliates. Additionally, the manager may acquire interests in any series of our Company in the event that a promissory note issued to the manager in connection with the acquisition of a series property, if outstanding, is not repaid on or prior to its maturity date, at which point, the outstanding balance of the promissory note will be converted into series interests under the same terms as in the applicable series offering.

The address of Arrived Fund Manager, LLC is 1700 Westlake Avenue N, Suite 200, Seattle, WA 98109.

Item 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN Transactions

Since our formation in July 2024, we have entered into a number of transactions in which we were a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets as of the date of formation, and in which any related person had a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”). See “The Series Properties Being Offered” section in our offering circular contained in Post-Qualification Amendment No. 10 to our Offering Statement on Form 1-A for a description of the manager’s involvement in the purchase of properties on the relevant series’ behalf and the subsequent issuance of promissory notes by the series to the manager. See “Management—Management Compensation” section in our offering circular for a description of the fees paid to the manager. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with such transactions were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions. With respect to the additional series that will be offering their interests by way of this offering circular and other future series, their properties will be acquired in accordance with one of the acquisition methods discussed in the section titled “Description of Business - Acquisition Mechanics” in our offering circular. Therefore, the manager is expected to continue to receive interest income from loans to the multiple series.

Item 6. Other Information

None.

Item 7. Financial Statements

ARRIVED HOMES 5, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Manager and Members of
Arrived Homes 5, LLC

Seattle, Washington

Opinion on the Consolidated and Consolidating Financial Statements

We have audited the accompanying consolidated and consolidating balance sheets of Arrived Homes 5, LLC and its series (the Company) as of December 31, 2025 and 2024, and the related consolidated and consolidating statements of comprehensive loss, changes in members’ equity (deficit), and cash flows for the year ended December 31, 2025 and the period July 12, 2024 (date of inception) through December 31, 2024, and the related notes (collectively referred to as the consolidated and consolidating financial statements). In our opinion, the consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of their operations and their cash flows for the year ended December 31, 2025 and the period July 12, 2024 (date of inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated and consolidating financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated and consolidating financial statements, the Company’s lack of liquidity raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated and consolidating financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated and consolidating financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated and consolidating financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated and consolidating financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated and consolidating financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Stephano Slack LLC

We have served as the Company’s auditor since 2024.

Wayne, Pennsylvania

April 30, 2026

ARRIVED HOMES 5, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2025

	Adela	Adler	Alex	Ameris	Arbolado	Arthur	Ashland	Belleglade
ASSETS
Current assets:
Cash	$11,889	$28,657	$24,582	$12,360	$21,870	$-	$22,920	$23,574
Other receivables	-	-	-	-	-	-	-	-
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	5,475	4,388	4,502	4,921	4,402	-	4,782	5,582
Total current assets	17,364	33,045	29,084	17,280	26,272	-	27,702	29,156
Property and equipment, net	233,200	355,455	342,102	248,530	335,236	423,368	343,714	370,758
Total assets	$250,564	$388,500	$371,186	$265,811	$361,508	$423,368	$371,416	$399,914

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$1,126	$5,519	$3,110	$1,125	$3,305	$20,676	$4,428	$1,512
Tenant deposits	4,000	2,345	2,345	-	2,345	-	2,395	2,995
Due to (from) related parties	924	1,509	1,846	1,475	929	24,375	759	1,819
Total current liabilities	6,051	9,373	7,301	2,599	6,580	45,051	7,582	6,326
Bridge financing, related party	-	-	-	-	-	399,000	-	-
Total liabilities	6,051	9,373	7,301	2,599	6,580	444,051	7,582	6,326
Members’ equity (deficit)
Members’ capital	261,484	391,175	375,923	273,963	374,833	-	376,833	403,668
Accumulated deficit	(16,971)	(12,048)	(12,038)	(10,752)	(19,905)	(20,683)	(12,999)	(10,080)
Total members’ equity (deficit)	244,513	379,127	363,885	263,211	354,928	(20,683)	363,834	393,588
Total liabilities and members’ equity (deficit)	$250,564	$388,500	$371,186	$265,811	$361,508	$423,368	$371,416	$399,914

	Blair	Briarmanor	Caldwell	Camila	Camphor	Chalkstone	Chesterton	Chloe
ASSETS
Current assets:
Cash	$8,474	$25,595	$-	$6,067	$9,075	$-	$29,396	$-
Other receivables	-	-	-	-	-	-	1,793	-
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	3,929	5,697	-	4,530	3,356	-	4,585	-
Total current assets	12,403	31,291	-	10,597	12,431	-	35,774	-
Property and equipment, net	346,440	403,513	289,618	380,485	266,050	397,735	533,382	320,123
Total assets	$358,843	$434,804	$289,618	$391,081	$278,481	$397,735	$569,156	$320,123

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$17,328	$2,024	$7,130	$14,864	$1,448	$30,602	$247	$8,786
Tenant deposits	1,995	3,095	-	2,295	1,745	-	2,895	-
Due to (from) related parties	31,170	5,421	15,760	49,635	2,068	16,377	1,019	20,989
Total current liabilities	50,492	10,540	22,890	66,795	5,261	46,979	4,161	29,774
Bridge financing, related party	227,000	-	275,372	356,675	-	365,000	-	304,000
Total liabilities	277,492	10,540	298,262	423,470	5,261	411,979	4,161	333,774
Members’ equity (deficit)
Members’ capital	109,656	447,814	-	-	287,349	-	596,654	-
Accumulated deficit	(28,305)	(23,550)	(8,644)	(32,388)	(14,129)	(14,244)	(31,659)	(13,651)
Total members’ equity (deficit)	81,350	424,264	(8,644)	(32,388)	273,220	(14,244)	564,995	(13,651)
Total liabilities and members’ equity (deficit)	$358,843	$434,804	$289,618	$391,081	$278,481	$397,735	$569,156	$320,123

	Clark	Cyrus	Evie	Farinosa	Fizzy	Fortress	Galleta	Gavin
ASSETS
Current assets:
Cash	$10,711	$25,719	$9,070	$-	$27,842	$18,995	$24,285	$-
Other receivables	-	-	-	-	-	-	-	-
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	4,003	3,596	3,817	-	4,526	5,132	3,320	-
Total current assets	14,714	29,314	12,887	-	32,368	24,127	27,605	-
Property and equipment, net	312,590	385,751	256,721	332,333	366,699	361,619	290,558	388,152
Total assets	$327,304	$415,065	$269,607	$332,333	$399,067	$385,746	$318,163	$388,152

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$5,541	$2,809	$1,465	$3,166	$4,172	$4,270	$4,898	$10,571
Tenant deposits	2,095	1,795	2,045	-	2,445	2,895	1,695	-
Due to (from) related parties	1,817	980	1,811	14,783	765	1,561	423	22,878
Total current liabilities	9,453	5,584	5,321	17,949	7,382	8,726	7,016	33,448
Bridge financing, related party	-	-	-	318,000	-	-	-	361,000
Total liabilities	9,453	5,584	5,321	335,949	7,382	8,726	7,016	394,448
Members’ equity (deficit)
Members’ capital	348,622	432,097	281,757	-	404,026	397,513	329,585	-
Accumulated deficit	(30,771)	(22,617)	(17,471)	(3,617)	(12,341)	(20,493)	(18,438)	(6,297)
Total members’ equity (deficit)	317,851	409,480	264,286	(3,617)	391,685	377,020	311,147	(6,297)
Total liabilities and members’ equity (deficit)	$327,304	$415,065	$269,607	$332,333	$399,067	$385,746	$318,163	$388,152

	Gerardo	Goldfinger	Goshen	Gracianna	Hendricks	Kitsune	Lenka	Liam
ASSETS
Current assets:
Cash	$25,821	$33,424	$-	$-	$18,831	$-	$17,307	$18,887
Other receivables	-	-	-	-	-	-	-	-
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	5,145	3,699	-	4,129	4,611	-	4,371	6,239
Total current assets	30,966	37,123	-	4,129	23,442	-	21,678	25,126
Property and equipment, net	366,532	535,379	404,587	339,779	246,537	363,184	325,980	425,628
Total assets	$397,498	$572,502	$404,587	$343,909	$269,979	$363,184	$347,657	$450,754

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$4,431	$3,534	$16,465	$13,160	$3,991	$4,908	$1,302	$1,875
Tenant deposits	2,795	2,495	-	2,195	2,495	-	2,495	3,395
Due to (from) related parties	1,390	3,009	24,055	37,580	987	21,795	1,744	2,266
Total current liabilities	8,616	9,037	40,519	52,935	7,473	26,703	5,541	7,536
Bridge financing, related party	-	-	374,000	318,000	-	342,000	-	-
Total liabilities	8,616	9,037	414,519	370,935	7,473	368,703	5,541	7,536
Members’ equity (deficit)
Members’ capital	397,621	587,722	-	-	278,548	-	351,582	460,737
Accumulated deficit	(8,740)	(24,258)	(9,932)	(27,026)	(16,042)	(5,519)	(9,465)	(17,519)
Total members’ equity (deficit)	388,881	563,464	(9,932)	(27,026)	262,506	(5,519)	342,116	443,218
Total liabilities and members’ equity (deficit)	$397,498	$572,502	$404,587	$343,909	$269,979	$363,184	$347,657	$450,754

	Lilinoe	Lois	Lucky	Marilyn	Metcalf	Monroe	Nathan	Orland
ASSETS
Current assets:
Cash	$27,612	$13,807	$-	$27,116	$21,624	$17,621	$11,052	$-
Other receivables	-	-	-	-	-	-	-	-
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	5,239	5,013	-	4,315	4,876	2,980	3,791	-
Total current assets	32,851	18,820	-	31,430	26,499	20,602	14,843	-
Property and equipment, net	370,031	317,637	381,958	359,427	306,818	359,920	178,525	336,654
Total assets	$402,883	$336,457	$381,958	$390,858	$333,318	$380,521	$193,368	$336,654

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$2,126	$5,541	$9,738	$3,176	$4,010	$3,175	$3,995	$2,304
Tenant deposits	2,595	2,695	-	2,295	2,695	2,095	2,443	-
Due to (from) related parties	6,929	2,368	21,607	957	1,490	645	665	19,059
Total current liabilities	11,650	10,604	31,345	6,428	8,195	5,915	7,103	21,363
Bridge financing, related party	-	-	361,000	-	-	-	-	318,000
Total liabilities	11,650	10,604	392,345	6,428	8,195	5,915	7,103	339,363
Members’ equity (deficit)
Members’ capital	405,303	338,825	-	397,390	329,641	407,576	201,553	-
Accumulated deficit	(14,070)	(12,971)	(10,387)	(12,960)	(4,518)	(32,970)	(15,288)	(2,710)
Total members’ equity (deficit)	391,233	325,853	(10,387)	384,429	325,123	374,606	186,265	(2,710)
Total liabilities and members’ equity (deficit)	$402,883	$336,457	$381,958	$390,858	$333,318	$380,521	$193,368	$336,654

	Parker	Poshington	Pumpkin	Raider	Rivendell	Rucker	Sambino	Sandpiper	Scarlett
ASSETS
Current assets:
Cash	$-	$44,001	$23,269	$25,748	$-	$-	$13,382	$30,985	$22,733
Other receivables	-	-	-	-	-	-	-	-	-
Due from related parties	-	-	-	-	-	-	-	-	-
Due from (to) third party property manager	-	4,745	4,697	5,986	1,685	-	4,453	3,762	5,079
Total current assets	-	48,746	27,965	31,733	1,685	-	17,835	34,747	27,812
Property and equipment, net	406,222	380,399	321,805	360,094	235,366	408,886	295,146	387,484	432,306
Total assets	$406,222	$429,145	$349,771	$391,827	$237,050	$408,886	$312,981	$422,231	$460,117

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$16,537	$2,363	$4,451	$2,981	$6,081	$3,428	$2,867	$3,625	$1,220
Tenant deposits	-	2,395	2,545	2,995	1,645	-	2,645	1,895	2,795
Due to (from) related parties	22,298	1,384	1,863	1,289	35,472	29,450	1,861	800	1,161
Total current liabilities	38,835	6,142	8,859	7,265	43,198	32,878	7,373	6,320	5,177
Bridge financing, related party	377,000	-	-	-	209,305	381,495	-	-	-
Total liabilities	415,835	6,142	8,859	7,265	252,503	414,373	7,373	6,320	5,177
Members’ equity (deficit)
Members’ capital	-	438,296	348,221	397,506	-	-	321,592	431,645	482,495
Accumulated deficit	(9,613)	(15,293)	(7,309)	(12,944)	(15,453)	(5,487)	(15,984)	(15,734)	(27,555)
Total members’ equity (deficit)	(9,613)	423,003	340,912	384,562	(15,453)	(5,487)	305,608	415,911	454,941
Total liabilities and members’ equity (deficit)	$406,222	$429,145	$349,771	$391,827	$237,050	$408,886	$312,981	$422,231	$460,117

	Sinalda	Stonemill	Targaryen	Terrien	Tilly	Troncos	Tully	Tyrell	Vega
ASSETS
Current assets:
Cash	$22,173	$20,403	$26,626	$24,162	$14,515	$23,826	$31,158	$27,017	$30,227
Other receivables	-	-	-	-	-	-	-	-	-
Due from related parties	-	2,207	-	-	-	-	-	-	-
Due from (to) third party property manager	7,937	4,797	5,382	4,575	3,867	4,087	6,691	3,667	4,870
Total current assets	30,110	27,407	32,008	28,737	18,382	27,912	37,850	30,684	35,097
Property and equipment, net	381,572	385,942	386,377	414,103	312,120	343,241	473,187	318,510	385,751
Total assets	$411,682	$413,349	$418,385	$442,840	$330,502	$371,153	$511,036	$349,194	$420,848

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$4,884	$2,922	$2,719	$3,229	$3,646	$4,253	$6,375	$4,199	$2,448
Tenant deposits	3,293	2,545	2,695	2,595	2,195	2,395	3,893	2,095	2,695
Due to (from) related parties	2,109	-	2,982	693	1,191	1,571	2,222	1,481	1,639
Total current liabilities	10,286	5,467	8,396	6,517	7,032	8,219	12,490	7,776	6,782
Bridge financing, related party	-	-	-	-	-	-	-	-	-
Total liabilities	10,286	5,467	8,396	6,517	7,032	8,219	12,490	7,776	6,782
Members’ equity (deficit)
Members’ capital	418,910	435,196	416,333	452,333	344,435	379,436	518,811	349,449	422,109
Accumulated deficit	(17,514)	(27,313)	(6,345)	(16,010)	(20,965)	(16,502)	(20,265)	(8,031)	(8,043)
Total members’ equity (deficit)	401,396	407,882	409,989	436,323	323,470	362,934	498,546	341,418	414,066
Total liabilities and members’ equity (deficit)	$411,682	$413,349	$418,385	$442,840	$330,502	$371,153	$511,036	$349,194	$420,848

	Wasilla	Wendover	Wesley	Whippoorwill	Wildcat	William	Windgate	Wyndsong	Consolidated
ASSETS
Current assets:
Cash	$27,566	$21,765	$14,087	$25,111	$20,748	$-	$22,600	$23,052	$1,109,334
Other receivables	-	-	-	-	-	-	-	-	1,793
Due from related parties	-	-	-	-	-	-	-	-	2,207
Due from (to) third party property manager	4,920	4,807	4,017	7,097	5,070	1,393	6,221	4,334	249,089
Total current assets	32,486	26,571	18,104	32,209	25,818	1,393	28,821	27,386	1,362,424
Property and equipment, net	412,935	372,100	261,398	370,482	320,011	333,169	300,123	354,772	23,256,206
Total assets	$445,421	$398,672	$279,502	$402,691	$345,829	$334,562	$328,944	$382,158	$24,618,630

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$1,343	$1,330	$1,815	$3,953	$3,528	$11,125	$4,636	$1,396	$351,208
Tenant deposits	2,495	2,495	2,145	5,240	2,795	2,400	4,190	2,195	137,379
Due to (from) related parties	1,712	1,247	1,991	1,432	875	22,190	1,304	4,451	512,307
Total current liabilities	5,550	5,072	5,951	10,625	7,199	35,715	10,130	8,042	1,000,895
Bridge financing, related party	-	-	-	-	-	318,000	-	-	5,604,847
Total liabilities	5,550	5,072	5,951	10,625	7,199	353,715	10,130	8,042	6,605,742
Members’ equity (deficit)
Members’ capital	456,261	407,203	290,564	406,069	351,219	-	328,753	402,493	19,048,781
Accumulated deficit	(16,390)	(13,604)	(17,012)	(14,004)	(12,589)	(19,153)	(9,939)	(28,377)	(1,035,893)
Total members’ equity (deficit)	439,871	393,600	273,552	392,066	338,630	(19,153)	318,814	374,117	18,012,888
Total liabilities and members’ equity (deficit)	$445,421	$398,672	$279,502	$402,691	$345,829	$334,562	$328,944	$382,158	$24,618,630

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 5, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Clark	Lois	Sambino	Consolidated
ASSETS
Current assets:
Cash	$-	$18,879	$-	$18,879
Due from related parties	-	698	-	698
Due from (to) third party property manager	-	4,474	-	4,474
Total current assets	-	24,051	-	24,051
Property and equipment, net	321,327	326,737	302,738	950,802
Total assets	$321,327	$350,788	$302,738	$974,854

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$14,246	$8,970	$8,885	$32,101
Tenant deposits	-	2,695	-	2,695
Due to (from) related parties	8,067	-	21,995	30,061
Total current liabilities	22,313	11,665	30,880	64,857
Bridge financing, related party	313,000	-	281,847	594,847
Total liabilities	335,313	11,665	312,727	659,704
Members’ equity (deficit)
Members’ capital	6,390	356,668	-	363,059
Accumulated deficit	(20,376)	(17,545)	(9,988)	(47,909)
Total members’ equity (deficit)	(13,986)	339,123	(9,988)	315,149
Total liabilities and members’ equity (deficit)	$321,327	$350,788	$302,738	$974,854

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 5, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Adela	Adler	Alex	Ameris	Arbolado	Arthur	Ashland	Belleglade

Rental income	$10,020	$15,759	$13,510	$18,696	$12,720	$-	$11,736	$19,342

Operating expenses:
Depreciation	3,769	5,726	7,148	4,603	5,423	-	3,163	6,883
Insurance	1,556	887	1,223	1,795	808	252	700	1,195
Management fees	1,405	843	545	1,573	984	1,417	1,146	858
Management fees, related party	1,075	1,931	2,067	1,896	1,178	-	1,002	2,487
Repairs and maintenance	9,219	2,843	1,153	9,277	5,291	14,171	7,442	3,047
Property taxes	21	3,960	2,393	32	3,386	392	692	4,344
Other operating expenses	6,576	6,302	7,427	7,004	6,133	1,930	6,034	6,247
Total operating expenses	23,622	22,492	21,955	26,181	23,203	18,162	20,178	25,061
Loss from operations	(13,602)	(6,733)	(8,444)	(7,485)	(10,483)	(18,162)	(8,442)	(5,719)

Other expense (income)
Interest expense	3,369	5,315	3,594	3,267	9,422	2,521	4,565	4,361
Total other expense	3,369	5,315	3,594	3,267	9,422	2,521	4,557	4,361
Net loss	$(16,971)	$(12,048)	$(12,038)	$(10,752)	$(19,905)	$(20,683)	$(12,999)	$(10,080)

	Blair	Briarmanor	Caldwell	Camila	Camphor	Chalkstone	Chesterton	Chloe

Rental income	$7,249	$13,930	$-	$10,787	$12,971	$-	$2,895	$-

Operating expenses:
Depreciation	4,795	6,799	-	5,076	6,587	228	6,137	730
Insurance	819	1,056	175	752	1,101	116	1,026	301
Management fees	1,178	2,113	356	3,774	1,709	2,235	763	635
Management fees, related party	650	1,508	-	454	1,680	-	969	-
Repairs and maintenance	7,770	5,656	2,735	17,457	4,611	7,838	4,940	5,278
Property taxes	1,114	3,610	264	1,016	476	-	897	587
Other operating expenses	5,361	6,726	3,374	3,375	8,114	2,445	6,446	2,279
Total operating expenses	21,686	27,470	6,904	31,905	24,278	12,860	21,176	9,809
Loss from operations	(14,438)	(13,539)	(6,904)	(21,118)	(11,307)	(12,860)	(18,281)	(9,809)

Other expense (income)
Interest expense	13,868	10,017	1,740	11,270	2,831	1,384	13,378	3,842
Total other expense	13,868	10,011	1,740	11,270	2,822	1,384	13,378	3,842
Net loss	$(28,305)	$(23,550)	$(8,644)	$(32,388)	$(14,129)	$(14,244)	$(31,659)	$(13,651)

	Clark	Cyrus	Evie	Farinosa	Fizzy	Fortress	Galleta	Gavin

Rental income	$18,973	$7,180	$11,163	$-	$11,544	$18,012	$2,373	$-

Operating expenses:
Depreciation	8,738	6,239	3,555	-	3,374	7,776	3,345	85
Insurance	1,083	893	790	101	646	1,070	640	114
Management fees	1,015	574	1,707	-	774	2,459	444	657
Management fees, related party	2,355	1,077	1,155	-	1,088	2,141	358	-
Repairs and maintenance	2,446	1,105	12,056	-	3,501	10,886	1,140	915
Property taxes	3,547	1,845	339	285	721	2,391	281	268
Other operating expenses	9,141	7,848	6,278	2,025	6,375	6,529	7,039	2,563
Total operating expenses	28,325	19,581	25,879	2,411	16,480	33,251	13,247	4,602
Loss from operations	(9,352)	(12,401)	(14,717)	(2,411)	(4,936)	(15,240)	(10,874)	(4,602)

Other expense (income)
Interest expense	1,044	10,215	2,754	1,206	7,408	5,254	7,564	1,695
Total other expense	1,044	10,215	2,754	1,206	7,405	5,254	7,564	1,695
Net loss	$(10,395)	$(22,617)	$(17,471)	$(3,617)	$(12,341)	$(20,493)	$(18,438)	$(6,297)

	Gerardo	Goldfinger	Goshen	Gracianna	Hendricks	Kitsune	Lenka	Liam

Rental income	$15,477	$18,214	$-	$2,415	$11,929	$-	$21,041	$25,229

Operating expenses:
Depreciation	5,082	12,435	125	2,646	3,408	-	6,827	8,919
Insurance	830	1,756	237	1,152	918	108	1,407	1,458
Management fees	935	1,031	1,076	1,781	1,556	96	1,055	1,794
Management fees, related party	1,736	3,657	-	106	1,261	-	2,538	3,323
Repairs and maintenance	4,350	2,866	3,283	11,298	10,565	530	3,880	11,778
Property taxes	1,341	4,531	361	1,228	1,498	192	3,627	4,002
Other operating expenses	6,414	10,704	2,487	3,594	6,069	2,865	7,495	7,111
Total operating expenses	20,688	36,980	7,568	21,804	25,276	3,790	26,829	38,385
Loss from operations	(5,211)	(18,766)	(7,568)	(19,390)	(13,347)	(3,790)	(5,788)	(13,156)

Other expense (income)
Interest expense	3,537	5,491	2,364	7,637	2,696	1,729	3,677	4,363
Total other expense	3,529	5,491	2,364	7,637	2,696	1,729	3,677	4,363
Net loss	$(8,740)	$(24,258)	$(9,932)	$(27,026)	$(16,042)	$(5,519)	$(9,465)	$(17,519)

	Lilinoe	Lois	Lucky	Marilyn	Metcalf	Monroe	Nathan	Orland

Rental income	$18,338	$26,765	$-	$12,011	$17,212	$2,095	$4,259	$-

Operating expenses:
Depreciation	5,988	9,100	-	4,126	5,682	4,134	2,473	-
Insurance	1,612	1,083	228	830	1,010	832	551	101
Management fees	1,166	864	447	967	1,051	1,230	912	-
Management fees, related party	2,276	3,131	-	1,298	2,038	645	653	-
Repairs and maintenance	4,619	240	4,309	4,897	2,253	8,149	4,772	-
Property taxes	5,291	3,547	458	1,257	2,208	1,257	1,980	-
Other operating expenses	5,997	4,226	2,665	6,232	5,739	6,898	6,323	2,494
Total operating expenses	26,949	22,191	8,106	19,606	19,982	23,144	17,663	2,595
Loss from operations	(8,611)	4,574	(8,106)	(7,596)	(2,770)	(21,049)	(13,404)	(2,595)

Other expense (income)
Interest expense	5,468	-	2,281	5,372	1,748	11,929	1,884	115
Total other expense	5,459	-	2,281	5,364	1,748	11,921	1,884	115
Net loss	$(14,070)	$4,574	$(10,387)	$(12,960)	$(4,518)	$(32,970)	$(15,288)	$(2,710)

	Parker	Poshington	Pumpkin	Raider	Rivendell	Rucker	Sambino	Sandpiper	Scarlett

Rental income	$-	$14,117	$23,045	$14,975	$1,278	$-	$23,252	$6,885	$14,539

Operating expenses:
Depreciation	122	5,719	7,507	4,535	1,577	-	7,592	4,456	6,996
Insurance	119	833	1,312	775	821	122	1,326	653	1,029
Management fees	1,141	1,916	991	1,635	621	-	853	454	1,711
Management fees, related party	-	1,755	2,775	1,578	32	-	2,810	750	1,464
Repairs and maintenance	4,115	7,873	2,907	6,990	3,611	-	415	580	11,214
Property taxes	246	1,262	2,877	1,857	483	105	3,080	2,153	264
Other operating expenses	1,965	5,892	8,271	6,164	4,823	3,814	9,943	7,075	6,312
Total operating expenses	7,707	25,250	26,640	23,535	11,969	4,041	26,018	16,121	28,989
Loss from operations	(7,707)	(11,133)	(3,594)	(8,560)	(10,691)	(4,041)	(2,766)	(9,236)	(14,450)

Other expense (income)
Interest expense	1,906	4,160	3,728	4,384	4,762	1,446	3,230	6,498	13,104
Total other expense	1,906	4,160	3,715	4,384	4,762	1,446	3,230	6,498	13,104
Net loss	$(9,613)	$(15,293)	$(7,309)	$(12,944)	$(15,453)	$(5,487)	$(5,996)	$(15,734)	$(27,555)

	Sinalda	Stonemill	Targaryen	Terrien	Tilly	Troncos	Tully	Tyrell	Vega

Rental income	$13,975	$11,213	$20,302	$9,519	$11,999	$17,505	$16,319	$15,363	$15,865

Operating expenses:
Depreciation	7,972	5,342	6,244	3,808	5,723	7,992	8,768	5,916	6,239
Insurance	1,201	982	1,074	817	953	1,100	1,882	991	893
Management fees	873	1,312	781	476	2,624	908	845	700	639
Management fees, related party	2,348	1,047	2,422	895	1,458	2,170	2,668	1,969	2,149
Repairs and maintenance	2,356	8,693	2,211	1,289	7,096	2,627	4,073	1,225	785
Property taxes	3,565	1,148	4,792	623	2,613	2,693	5,292	1,901	1,242
Other operating expenses	9,945	6,512	5,822	7,661	7,238	8,343	6,835	6,889	6,565
Total operating expenses	28,260	25,036	23,347	15,570	27,705	25,833	30,364	19,591	18,512
Loss from operations	(14,285)	(13,823)	(3,044)	(6,050)	(15,705)	(8,328)	(14,045)	(4,228)	(2,647)

Other expense (income)
Interest expense	3,229	13,496	3,300	9,960	5,260	8,174	6,220	3,803	5,396
Total other expense	3,229	13,491	3,300	9,960	5,260	8,174	6,220	3,803	5,396
Net loss	$(17,514)	$(27,313)	$(6,345)	$(16,010)	$(20,965)	$(16,502)	$(20,265)	$(8,031)	$(8,043)

	Wasilla	Wendover	Wesley	Whippoorwill	Wildcat	William	Windgate	Wyndsong	Consolidated

Rental income	$14,554	$13,057	$4,800	$14,700	$11,256	$725	$15,294	$9,512	$707,891

Operating expenses:
Depreciation	8,825	5,155	1,194	5,134	2,945	1,521	4,865	4,908	302,175
Insurance	1,221	2,602	782	1,143	698	488	809	929	58,763
Management fees	1,253	664	1,237	1,137	1,126	852	1,092	2,054	73,016
Management fees, related party	2,101	1,586	428	1,777	1,110	-	1,742	1,320	86,089
Repairs and maintenance	2,054	2,190	8,818	5,748	7,840	6,226	5,020	15,974	340,492
Property taxes	1,479	2,330	716	1,886	727	921	2,457	2,021	114,375
Other operating expenses	6,275	6,607	6,030	6,907	6,277	3,840	6,178	5,880	388,947
Total operating expenses	23,207	21,133	19,204	23,731	20,724	13,849	22,163	33,086	1,363,858
Loss from operations	(8,653)	(8,076)	(14,404)	(9,031)	(9,468)	(13,124)	(6,869)	(23,574)	(655,967)

Other expense (income)
Interest expense	7,738	5,528	2,608	4,986	3,129	6,029	3,070	4,802	332,115
Total other expense	7,738	5,528	2,608	4,973	3,121	6,029	3,070	4,802	332,017
Net loss	$(16,390)	$(13,604)	$(17,012)	$(14,004)	$(12,589)	$(19,153)	$(9,939)	$(28,377)	$(987,984)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 5, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JULY 12, 2024 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2024

	Clark	Lois	Sambino	Consolidated

Rental income	$-	$5,837	$-	$5,837

Operating expenses:
Depreciation	1,456	1,486	-	2,943
Insurance	297	297	-	594
Management fees	381	1,096	106	1,582
Management fees, related party	-	492	-	492
Repairs and maintenance	3,805	4,115	1,060	8,981
Property taxes	908	908	227	2,042
Other operating expenses	7,139	9,967	6,951	24,057
Total operating expenses	13,986	18,361	8,344	40,691
Loss from operations	(13,986)	(12,524)	(8,344)	(34,854)

Other expense
Interest expense	6,390	5,021	1,644	13,056
Total other expense	6,390	5,021	1,644	13,056
Net loss	$(20,376)	$(17,545)	$(9,988)	$(47,909)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 5, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Adela	Adler	Alex	Ameris	Arbolado	Arthur	Ashland	Belleglade

Balance at January 1, 2025	$-	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	262,248	394,425	380,050	279,041	370,244	-	376,172	409,937
Deemed contribution from manager	3,369	5,315	3,594	3,267	9,422	-	4,565	4,361
Distributions	(4,133)	(8,565)	(7,721)	(8,344)	(4,833)	-	(3,903)	(10,630)
Net income (loss)	(16,971)	(12,048)	(12,038)	(10,752)	(19,905)	(20,683)	(12,999)	(10,080)
Balance at December 31, 2025	$244,513	$379,127	$363,885	$263,211	$354,928	$(20,683)	$363,834	$393,588

	Blair	Briarmanor	Caldwell	Camila	Camphor	Chalkstone	Chesterton	Chloe

Balance at January 1, 2025	$-	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	110,256	443,591	-	-	292,218	-	583,276	-
Deemed contribution from manager	-	10,017	-	-	2,831	-	13,378	-
Distributions	(601)	(5,794)	-	-	(7,700)	-	-	-
Net income (loss)	(28,305)	(23,550)	(8,644)	(32,388)	(14,129)	(14,244)	(31,659)	(13,651)
Balance at December 31, 2025	$81,350	$424,264	$(8,644)	$(32,388)	$273,220	$(14,244)	$564,995	$(13,651)

	Clark	Cyrus	Evie	Farinosa	Fizzy	Fortress	Galleta	Gavin

Balance at January 1, 2025	$(13,986)	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	353,969	425,515	285,983	-	400,126	401,935	322,022	-
Deemed contribution from manager	-	10,215	2,754	-	7,408	5,254	7,564	-
Distributions	(11,737)	(3,633)	(6,980)	-	(3,507)	(9,675)	-	-
Net income (loss)	(10,395)	(22,617)	(17,471)	(3,617)	(12,341)	(20,493)	(18,438)	(6,297)
Balance at December 31, 2025	$317,851	$409,480	$264,286	$(3,617)	$391,685	$377,020	$311,147	$(6,297)

	Gerardo	Goldfinger	Goshen	Gracianna	Hendricks	Kitsune	Lenka	Liam

Balance at January 1, 2025	$-	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	401,812	591,504	-	-	281,069	-	360,526	470,558
Deemed contribution from manager	3,537	5,491	-	-	2,696	-	3,677	4,363
Distributions	(7,728)	(9,274)	-	-	(5,217)	-	(12,621)	(14,184)
Net income (loss)	(8,740)	(24,258)	(9,932)	(27,026)	(16,042)	(5,519)	(9,465)	(17,519)
Balance at December 31, 2025	$388,881	$563,464	$(9,932)	$(27,026)	$262,506	$(5,519)	$342,116	$443,218

	Lilinoe	Lois	Lucky	Marilyn	Metcalf	Monroe	Nathan	Orland

Balance at January 1, 2025	$-	$339,123	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	410,024	-	-	398,651	337,215	395,648	201,408	-
Deemed contribution from manager	5,468	-	-	5,372	1,748	11,929	1,884	-
Distributions	(10,189)	(17,844)	-	(6,633)	(9,322)	-	(1,739)	-
Net income (loss)	(14,070)	4,574	(10,387)	(12,960)	(4,518)	(32,970)	(15,288)	(2,710)
Balance at December 31, 2025	$391,233	$325,853	$(10,387)	$384,429	$325,123	$374,606	$186,265	$(2,710)

	Parker	Poshington	Pumpkin	Raider	Rivendell	Rucker	Sambino	Sandpiper	Scarlett

Balance at January 1, 2025	$-	$-	$-	$-	$-	$-	$(9,988)	$-	$-
Issuance of membership units, net of offering costs	-	440,016	359,521	401,088	-	-	332,102	427,266	474,465
Deemed contribution from manager	-	4,160	3,728	4,384	-	-	4,874	6,364	13,994
Distributions	-	(5,879)	(15,028)	(7,967)	-	-	(15,384)	(1,985)	(5,963)
Net income (loss)	(9,613)	(15,293)	(7,309)	(12,944)	(15,453)	(5,487)	(5,996)	(15,734)	(27,555)
Balance at December 31, 2025	$(9,613)	$423,003	$340,912	$384,562	$(15,453)	$(5,487)	$305,608	$415,911	$454,941

	Sinalda	Stonemill	Targaryen	Terrien	Tilly	Troncos	Tully	Tyrell	Vega

Balance at January 1, 2025	$-	$-	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	422,948	424,734	424,311	444,831	342,766	381,859	520,752	354,803	425,168
Deemed contribution from manager	3,229	13,496	3,300	9,960	5,260	8,174	6,220	3,803	5,396
Distributions	(7,267)	(3,034)	(11,277)	(2,457)	(3,590)	(10,596)	(8,161)	(9,158)	(8,455)
Net income (loss)	(17,514)	(27,313)	(6,345)	(16,010)	(20,965)	(16,502)	(20,265)	(8,031)	(8,043)
Balance at December 31, 2025	$401,396	$407,882	$409,989	$436,323	$323,470	$362,934	$498,546	$341,418	$414,066

	Wasilla	Wendover	Wesley	Whippoorwill	Wildcat	William	Windgate	Wyndsong	Consolidated

Balance at January 1, 2025	$-	$-	$-	$-	$-	$-	$-	$-	$315,149
Issuance of membership units, net of offering costs	456,161	407,756	289,048	408,857	352,738	-	333,979	401,942	18,766,533
Deemed contribution from manager	7,738	5,528	2,608	4,986	3,129	-	3,070	4,802	267,677
Distributions	(7,637)	(6,081)	(1,092)	(7,774)	(4,648)	-	(8,296)	(4,251)	(348,487)
Net income (loss)	(16,390)	(13,604)	(17,012)	(14,004)	(12,589)	(19,153)	(9,939)	(28,377)	(987,984)
Balance at December 31, 2025	$439,871	$393,600	$273,552	$392,066	$338,630	$(19,153)	$318,814	$374,117	$18,012,888

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 5, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JULY 12, 2024 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2024

	Clark	Lois	Sambino	Consolidated

Balance at July 12, 2024 (date of inception)	$-	$-	$-	$-
Issuance of membership units, net of offering costs	-	353,751	-	353,751
Deemed contribution from manager	6,390	4,369	-	10,759
Distributions	-	(1,452)	-	(1,452)
Net loss	(20,376)	(17,545)	(9,988)	(47,909)
Balance at December 31, 2024	$(13,986)	$339,123	$(9,988)	$315,149

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 5, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Adela	Adler	Alex	Ameris	Arbolado	Arthur	Ashland	Belleglade

Cash Flows from Operating Activities:
Net income (loss)	$(16,971)	$(12,048)	$(12,038)	$(10,752)	$(19,905)	$(20,683)	$(12,999)	$(10,080)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	3,769	5,726	7,148	4,603	5,423	-	3,163	6,883
(Increase) decrease in assets
Other receivables	-	-	-	-	-	-	-	-
Due from third party property managers	(5,475)	(4,388)	(4,502)	(4,921)	(4,402)	-	(4,782)	(5,582)
Increase (decrease) in liabilities
Accrued expenses	1,126	5,519	3,110	1,125	3,305	20,676	4,428	1,512
Tenant deposits	4,000	2,345	2,345	-	2,345	-	2,395	2,995
Due to related parties	27,674	38,768	36,353	29,409	41,586	7	36,997	39,314
Net cash provided by (used in) operating activities	14,124	35,922	32,416	19,464	28,353	-	29,202	35,042
Cash flows from financing activities
Repayments of amounts due to related party	(35,350)	(47,125)	(50,163)	(37,800)	(48,894)	-	(58,549)	(54,775)
Repayments of bridge financing - related party	(225,000)	(346,000)	(330,000)	(240,000)	(323,000)	-	(320,002)	(356,000)
Net proceeds from the issuance of membership units	262,248	394,425	380,050	279,041	370,244	-	376,172	409,937
Distributions	(4,133)	(8,565)	(7,721)	(8,344)	(4,833)	-	(3,903)	(10,630)
Net cash provided by (used in) financing activities	(2,235)	(7,265)	(7,834)	(7,104)	(6,482)	-	(6,282)	(11,468)

Net change in cash	11,889	28,657	24,582	12,360	21,870	-	22,920	23,574
Cash at beginning of the year	-	-	-	-	-	-	-	-
Cash at end of the year	$11,889	$28,657	$24,582	$12,360	$21,870	$-	$22,920	$23,574

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$3,369	$5,315	$3,594	$3,267	$9,422	$2,521	$4,565	$4,361

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$17,359	$19,701	$23,640	$18,603	$23,039	$24,368	$32,375	$26,231
Bridge financing, related party for acquisition of property	$225,000	$346,000	$330,000	$240,000	$323,000	$399,000	$320,002	$356,000
Deemed contribution from manager for forgiveness of amounts due to manager	$3,369	$5,315	$3,594	$3,267	$9,422	$-	$4,565	$4,361

	Blair	Briarmanor	Caldwell	Camila	Camphor	Chalkstone	Chesterton	Chloe

Cash Flows from Operating Activities:
Net income (loss)	$(28,305)	$(23,550)	$(8,644)	$(32,388)	$(14,129)	$(14,244)	$(31,659)	$(13,651)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	4,795	6,799	-	5,076	6,587	228	6,137	730
(Increase) decrease in assets
Other receivables	-	-	-	-	-	-	(1,793)	-
Due from third party property managers	(3,929)	(5,697)	-	(4,530)	(3,356)	-	(4,585)	-
Increase (decrease) in liabilities
Accrued expenses	17,328	2,024	7,130	14,864	1,448	30,602	247	8,786
Tenant deposits	1,995	3,095	-	2,295	1,745	-	2,895	-
Due to related parties	(93,065)	39,558	1,514	20,750	22,400	(16,585)	59,635	4,136
Net cash provided by (used in) operating activities	(101,182)	22,229	-	6,067	14,695	-	30,877	-
Cash flows from financing activities
Repayments of amounts due to related party	105,000	(54,432)	-	-	(39,138)	-	(73,757)	-
Repayments of bridge financing - related party	(105,000)	(380,000)	-	-	(251,000)	-	(511,000)	-
Net proceeds from the issuance of membership units	110,256	443,591	-	-	292,218	-	583,276	-
Distributions	(601)	(5,794)	-	-	(7,700)	-	-	-
Net cash provided by (used in) financing activities	109,656	3,365	-	-	(5,620)	-	(1,481)	-

Net change in cash	8,474	25,595	-	6,067	9,075	-	29,396	-
Cash at beginning of the year	-	-	-	-	-	-	-	-
Cash at end of the year	$8,474	$25,595	$-	$6,067	$9,075	$-	$29,396	$-

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$13,868	$10,017	$1,740	$11,270	$2,831	$1,384	$13,378	$3,842

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$19,235	$23,853	$14,246	$11,649	$18,922	$19,313	$32,888	$16,853
Bridge financing, related party for acquisition of property	$332,000	$380,000	$275,372	$356,675	$251,000	$365,000	$511,000	$304,000
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$10,017	$-	$-	$2,831	$-	$13,378	$-

	Clark	Cyrus	Evie	Farinosa	Fizzy	Fortress	Galleta	Gavin

Cash Flows from Operating Activities:
Net income (loss)	$(10,395)	$(22,617)	$(17,471)	$(3,617)	$(12,341)	$(20,493)	$(18,438)	$(6,297)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	8,738	6,239	3,555	-	3,374	7,776	3,345	85
(Increase) decrease in assets
Other receivables	-	-	-	-	-	-	-	-
Due from third party property managers	(4,003)	(3,596)	(3,817)	-	(4,526)	(5,132)	(3,320)	-
Increase (decrease) in liabilities
Accrued expenses	(8,705)	2,809	1,465	3,166	4,172	4,270	4,898	10,571
Tenant deposits	2,095	1,795	2,045	-	2,445	2,895	1,695	-
Due to related parties	32,541	45,482	28,474	450	41,734	31,347	35,307	(4,359)
Net cash provided by (used in) operating activities	20,270	30,114	14,252	-	34,858	20,662	23,486	-
Cash flows from financing activities
Repayments of amounts due to related party	(38,792)	(56,277)	(38,185)	-	(61,770)	(51,927)	(45,647)	-
Repayments of bridge financing - related party	(313,000)	(370,000)	(246,000)	-	(341,864)	(342,000)	(275,576)	-
Net proceeds from the issuance of membership units	353,969	425,515	285,983	-	400,126	401,935	322,022	-
Distributions	(11,737)	(3,633)	(6,980)	-	(3,507)	(9,675)	-	-
Net cash provided by (used in) financing activities	(9,560)	(4,395)	(5,182)	-	(7,016)	(1,667)	799	-

Net change in cash	10,711	25,719	9,070	-	27,842	18,995	24,285	-
Cash at beginning of the year	-	-	-	-	-	-	-	-
Cash at end of the year	$10,711	$25,719	$9,070	$-	$27,842	$18,995	$24,285	$-

Cash paid for income taxes	$153	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$1,044	$10,215	$2,754	$1,206	$7,408	$5,254	$7,564	$1,695

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$14,274	$26,550	$18,416	$14,333	$33,869	$24,350	$23,327	$22,127
Bridge financing, related party for acquisition of property	$313,000	$370,000	$246,000	$318,000	$341,864	$342,000	$275,576	$361,000
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$10,215	$2,754	$-	$7,408	$5,254	$7,564	$-

	Gerardo	Goldfinger	Goshen	Gracianna	Hendricks	Kitsune	Lenka	Liam

Cash Flows from Operating Activities:
Net income (loss)	$(8,740)	$(24,258)	$(9,932)	$(27,026)	$(16,042)	$(5,519)	$(9,465)	$(17,519)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	5,082	12,435	125	2,646	3,408	-	6,827	8,919
(Increase) decrease in assets
Other receivables	-	-	-	-	-	-	-	-
Due from third party property managers	(5,145)	(3,699)	-	(4,129)	(4,611)	-	(4,371)	(6,239)
Increase (decrease) in liabilities
Accrued expenses	4,431	3,534	16,465	13,160	3,991	4,908	1,302	1,875
Tenant deposits	2,795	2,495	-	2,195	2,495	-	2,495	3,395
Due to related parties	38,624	54,700	(6,657)	13,154	26,531	611	34,960	46,927
Net cash provided by (used in) operating activities	37,047	45,206	-	-	15,772	-	31,747	37,358
Cash flows from financing activities
Repayments of amounts due to related party	(61,568)	(77,180)	-	-	(35,793)	-	(52,345)	(66,845)
Repayments of bridge financing - related party	(343,742)	(516,833)	-	-	(237,000)	-	(310,000)	(408,000)
Net proceeds from the issuance of membership units	401,812	591,504	-	-	281,069	-	360,526	470,558
Distributions	(7,728)	(9,274)	-	-	(5,217)	-	(12,621)	(14,184)
Net cash provided by (used in) financing activities	(11,226)	(11,782)	-	-	3,059	-	(14,440)	(18,471)

Net change in cash	25,821	33,424	-	-	18,831	-	17,307	18,887
Cash at beginning of the year	-	-	-	-	-	-	-	-
Cash at end of the year	$25,821	$33,424	$-	$-	$18,831	$-	$17,307	$18,887

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$3,537	$5,491	$2,364	$7,637	$2,696	$1,729	$3,677	$4,363

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$33,542	$35,520	$23,239	$19,312	$16,605	$21,184	$27,226	$34,097
Bridge financing, related party for acquisition of property	$343,742	$516,833	$374,000	$318,000	$237,000	$342,000	$310,000	$408,000
Deemed contribution from manager for forgiveness of amounts due to manager	$3,537	$5,491	$-	$-	$2,696	$-	$3,677	$4,363

	Lilinoe	Lois	Lucky	Marilyn	Metcalf	Monroe	Nathan	Orland

Cash Flows from Operating Activities:
Net income (loss)	$(14,070)	$4,574	$(10,387)	$(12,960)	$(4,518)	$(32,970)	$(15,288)	$(2,710)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	5,988	9,100	-	4,126	5,682	4,134	2,473	-
(Increase) decrease in assets
Other receivables	-	-	-	-	-	-	-	-
Due from third party property managers	(5,239)	(539)	-	(4,315)	(4,876)	(2,980)	(3,791)	-
Increase (decrease) in liabilities
Accrued expenses	2,126	(3,429)	9,738	3,176	4,010	3,175	3,995	2,304
Tenant deposits	2,595	-	-	2,295	2,695	2,095	2,443	-
Due to related parties	44,513	3,065	649	38,308	26,074	44,553	20,747	405
Net cash provided by (used in) operating activities	35,912	12,772	-	30,631	29,067	18,006	10,578	-
Cash flows from financing activities
Repayments of amounts due to related party	(52,135)	-	-	(49,533)	(45,336)	(50,033)	(28,196)	-
Repayments of bridge financing - related party	(356,000)	-	-	(346,000)	(290,000)	(346,000)	(171,000)	-
Net proceeds from the issuance of membership units	410,024	-	-	398,651	337,215	395,648	201,408	-
Distributions	(10,189)	(17,844)	-	(6,633)	(9,322)	-	(1,739)	-
Net cash provided by (used in) financing activities	(8,300)	(17,844)	-	(3,515)	(7,443)	(385)	474	-

Net change in cash	27,612	(5,072)	-	27,116	21,624	17,621	11,052	-
Cash at beginning of the year	-	18,879	-	-	-	-	-	-
Cash at end of the year	$27,612	$13,807	$-	$27,116	$21,624	$17,621	$11,052	$-

Cash paid for income taxes	$-	$153	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$5,468	$-	$2,281	$5,372	$1,748	$11,929	$1,884	$115

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$23,589	$-	$20,958	$21,754	$22,033	$22,254	$14,398	$18,654
Bridge financing, related party for acquisition of property	$356,000	$-	$361,000	$346,000	$290,000	$346,000	$171,000	$318,000
Deemed contribution from manager for forgiveness of amounts due to manager	$5,468	$-	$-	$5,372	$1,748	$11,929	$1,884	$-

	Parker	Poshington	Pumpkin	Raider	Rivendell	Rucker	Sambino	Sandpiper	Scarlett

Cash Flows from Operating Activities:
Net income (loss)	$(9,613)	$(15,293)	$(7,309)	$(12,944)	$(15,453)	$(5,487)	$(5,996)	$(15,734)	$(27,555)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	122	5,719	7,507	4,535	1,577	-	7,592	4,456	6,996
(Increase) decrease in assets
Other receivables	-	-	-	-	-	-	-	-	-
Due from third party property managers	-	(4,745)	(4,697)	(5,986)	(1,685)	-	(4,453)	(3,762)	(5,079)
Increase (decrease) in liabilities
Accrued expenses	16,537	2,363	4,451	2,981	6,081	3,428	(6,018)	3,625	1,220
Tenant deposits	-	2,395	2,545	2,995	1,645	-	2,645	1,895	2,795
Due to related parties	(7,046)	35,507	35,876	31,942	7,834	2,060	33,723	41,492	52,962
Net cash provided by (used in) operating activities	-	25,946	38,374	23,524	-	-	27,494	31,972	31,340
Cash flows from financing activities
Repayments of amounts due to related party	-	(56,081)	(51,106)	(48,898)	-	-	(48,983)	(55,268)	(61,108)
Repayments of bridge financing - related party	-	(360,000)	(308,492)	(342,000)	-	-	(281,847)	(371,000)	(416,000)
Net proceeds from the issuance of membership units	-	440,016	359,521	401,088	-	-	332,102	427,266	474,465
Distributions	-	(5,879)	(15,028)	(7,967)	-	-	(15,384)	(1,985)	(5,963)
Net cash provided by (used in) financing activities	-	18,055	(15,105)	2,224	-	-	(14,112)	(987)	(8,607)

Net change in cash	-	44,001	23,269	25,748	-	-	13,382	30,985	22,733
Cash at beginning of the year	-	-	-	-	-	-	-	-	-
Cash at end of the year	$-	$44,001	$23,269	$25,748	$-	$-	$13,382	$30,985	$22,733

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$100	$-	$-
Cash paid for interest expenses	$1,906	$4,160	$3,728	$4,384	$4,762	$1,446	$3,230	$6,498	$13,104

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$22,052	$26,708	$26,200	$21,336	$27,637	$27,391	$26,081	$25,500	$27,861
Bridge financing, related party for acquisition of property	$377,000	$360,000	$308,492	$342,000	$209,305	$381,495	$281,847	$371,000	$416,000
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$4,160	$3,728	$4,384	$-	$-	$4,874	$6,364	$13,994

	Sinalda	Stonemill	Targaryen	Terrien	Tilly	Troncos	Tully	Tyrell	Vega

Cash Flows from Operating Activities:
Net income (loss)	$(17,514)	$(27,313)	$(6,345)	$(16,010)	$(20,965)	$(16,502)	$(20,265)	$(8,031)	$(8,043)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	7,972	5,342	6,244	3,808	5,723	7,992	8,768	5,916	6,239
(Increase) decrease in assets
Other receivables	-	-	-	-	-	-	-	-	-
Due from third party property managers	(7,937)	(4,797)	(5,382)	(4,575)	(3,867)	(4,087)	(6,691)	(3,667)	(4,870)
Increase (decrease) in liabilities
Accrued expenses	4,884	2,922	2,719	3,229	3,646	4,253	6,375	4,199	2,448
Tenant deposits	3,293	2,545	2,695	2,595	2,195	2,395	3,893	2,095	2,695
Due to related parties	39,439	45,475	43,027	48,075	29,814	40,880	48,591	35,159	41,322
Net cash provided by (used in) operating activities	30,137	24,173	42,959	37,123	16,545	34,931	40,671	35,673	39,791
Cash flows from financing activities
Repayments of amounts due to related party	(54,645)	(55,470)	(56,367)	(61,335)	(47,206)	(49,868)	(65,104)	(53,415)	(56,277)
Repayments of bridge financing - related party	(369,000)	(370,000)	(373,000)	(394,000)	(294,000)	(332,500)	(457,000)	(300,886)	(370,000)
Net proceeds from the issuance of membership units	422,948	424,734	424,311	444,831	342,766	381,859	520,752	354,803	425,168
Distributions	(7,267)	(3,034)	(11,277)	(2,457)	(3,590)	(10,596)	(8,161)	(9,158)	(8,455)
Net cash provided by (used in) financing activities	(7,964)	(3,770)	(16,333)	(12,961)	(2,031)	(11,105)	(9,513)	(8,656)	(9,564)

Net change in cash	22,173	20,403	26,626	24,162	14,515	23,826	31,158	27,017	30,227
Cash at beginning of the year	-	-	-	-	-	-	-	-	-
Cash at end of the year	$22,173	$20,403	$26,626	$24,162	$14,515	$23,826	$31,158	$27,017	$30,227

Cash paid for income taxes	$-	$-	$-	$-	$-	$153	$-	$-	$-
Cash paid for interest expenses	$3,229	$13,496	$3,300	$9,960	$5,260	$8,174	$6,220	$3,803	$5,396

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$25,094	$25,814	$26,822	$29,902	$23,533	$23,243	$28,605	$28,880	$26,550
Bridge financing, related party for acquisition of property	$369,000	$370,000	$373,000	$394,000	$294,000	$332,500	$457,000	$300,886	$370,000
Deemed contribution from manager for forgiveness of amounts due to manager	$3,229	$13,496	$3,300	$9,960	$5,260	$8,174	$6,220	$3,803	$5,396

	Wasilla	Wendover	Wesley	Whippoorwill	Wildcat	William	Windgate	Wyndsong	Consolidated

Cash Flows from Operating Activities:
Net income (loss)	$(16,390)	$(13,604)	$(17,012)	$(14,004)	$(12,589)	$(19,153)	$(9,939)	$(28,377)	$(987,984)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	8,825	5,155	1,194	5,134	2,945	1,521	4,865	4,908	302,175
(Increase) decrease in assets
Other receivables	-	-	-	-	-	-	-	-	(1,793)
Due from third party property managers	(4,920)	(4,807)	(4,017)	(7,097)	(5,070)	(1,393)	(6,221)	(4,334)	(244,615)
Increase (decrease) in liabilities
Accrued expenses	1,343	1,330	1,815	3,953	3,528	11,125	4,636	1,396	319,107
Tenant deposits	2,495	2,495	2,145	5,240	2,795	2,400	4,190	2,195	134,684
Due to related parties	37,966	39,472	30,009	40,532	33,766	5,500	32,218	41,964	1,754,153
Net cash provided by (used in) operating activities	29,320	30,041	14,134	33,758	25,375	-	29,749	17,752	1,275,728
Cash flows from financing activities
Repayments of amounts due to related party	(56,277)	(53,952)	(39,003)	(55,730)	(53,957)	-	(45,832)	(51,390)	(2,383,815)
Repayments of bridge financing - related party	(394,000)	(356,000)	(249,000)	(354,000)	(298,760)	-	(287,000)	(341,000)	(16,219,503)
Net proceeds from the issuance of membership units	456,161	407,756	289,048	408,857	352,738	-	333,979	401,942	18,766,533
Distributions	(7,637)	(6,081)	(1,092)	(7,774)	(4,648)	-	(8,296)	(4,251)	(348,487)
Net cash provided by (used in) financing activities	(1,753)	(8,277)	(47)	(8,647)	(4,627)	-	(7,149)	5,301	(185,273)

Net change in cash	27,566	21,765	14,087	25,111	20,748	-	22,600	23,052	1,090,455
Cash at beginning of the year	-	-	-	-	-	-	-	-	18,879
Cash at end of the year	$27,566	$21,765	$14,087	$25,111	$20,748	$-	$22,600	$23,052	$1,109,334

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-	$559
Cash paid for interest expenses	$7,738	$5,528	$2,608	$4,986	$3,129	$6,029	$3,070	$4,802	$332,115

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$24,635	$25,455	$19,102	$27,316	$29,525	$16,690	$22,728	$23,870	$1,532,412
Bridge financing, related party for acquisition of property	$394,000	$356,000	$249,000	$354,000	$298,760	$318,000	$287,000	$341,000	$21,824,350
Deemed contribution from manager for forgiveness of amounts due to manager	$7,738	$5,528	$2,608	$4,986	$3,129	$-	$3,070	$4,802	$267,677

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 5, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JULY 12, 2024 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2024

	Clark	Lois	Sambino	Consolidated

Cash Flows from Operating Activities:
Net loss	$(20,376)	$(17,545)	$(9,988)	$(47,909)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	1,456	1,486	-	2,942
Increase in assets
Due from third party property managers	-	(4,474)	-	(4,474)
Increase in liabilities
Accrued expenses	14,246	8,970	8,885	32,101
Due to related parties	4,674	29,934	1,103	35,712
Net cash provided by operating activities	-	18,372	-	18,372
Cash flows from financing activities
Repayments of amounts due to related party	-	(38,792)	-	(38,792)
Repayments of bridge financing - related party	-	(313,000)	-	(313,000)
Net proceeds from the issuance of membership units	-	353,751	-	353,751
Distributions	-	(1,452)	-	(1,452)
Net cash provided by financing activities	-	508	-	508
Net change in cash	-	18,879	-	18,879
Cash at beginning of the period	-	-	-	-
Cash at end of the period	$-	$18,879	$-	$18,879

Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest expenses	$1,456	$1,486	$-	$2,943

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$9,784	$14,274	$20,891	$44,948
Bridge financing, related party for acquisition of property	$313,000	$313,000	$281,847	$907,847
Deemed contribution from manager for forgiveness of amounts due to manager	$6,390	$4,369	$-	$10,759

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 5, LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes 5, LLC (the “Company”) is a Delaware series limited liability company formed on July 12, 2024 under the laws of the State of Delaware. Arrived Homes 5, LLC was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests that Arrived Fund Manager, LLC (the “manager”) establishes. As a Delaware series limited liability company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.

The following list represents each series of Arrived Homes 5, LLC and the wholly-owned limited liability company, which was used to acquire the single family rental property for each series, along with the date the series was formed and the date the series LLC acquired the single family rental property.

Series Name	Name of the wholly-owned subsidiary of the Series	Date Formed	Acquisition Date
Arrived Series Adela, a series of Arrived Homes 5, LLC (“Adela”)	Arrived OK Adela, LLC	3/27/2025	4/30/2025
Arrived Series Adler, a series of Arrived Homes 5, LLC (“Adler”)	Arrived AR Adler, LLC	3/28/2025	4/2/2025
Arrived Series Alex, a series of Arrived Homes 5, LLC (“Alex”)	Arrived AZ Alex, LLC	2/20/2025	2/28/2025
Arrived Series Ameris, a series of Arrived Homes 5, LLC (“Ameris”)	Arrived OK Ameris, LLC	2/28/2025	3/12/2025
Arrived Series Arbolado, a series of Arrived Homes 5, LLC (“Arbolado”)	Arrived NM Arbolado, LLC	4/23/2025	4/30/2025
Arrived Series Arthur, a series of Arrived Homes 5, LLC (“Arthur”)	Arrived VA Arthur, LLC	11/17/2025	11/26/2025
Arrived Series Ashland, a series of Arrived Homes 5, LLC (“Ashland”)	Arrived TN Ashland, LLC	6/20/2025	7/23/2025
Arrived Series Belleglade, a series of Arrived Homes 5, LLC (“Belleglade”)	Arrived KY Belleglade, LLC	3/18/2025	3/28/2025
Arrived Series Blair, a series of Arrived Homes 5, LLC (“Blair”)	Arrived TN Blair, LLC	4/30/2025	5/7/2025
Arrived Series Briarmanor, a series of Arrived Homes 5, LLC (“Briarmanor”)	Arrived MO Briarmanor, LLC	4/30/2025	5/7/2025
Arrived Series Caldwell, a series of Arrived Homes 5, LLC (“Caldwell”)	Arrived IN Caldwell, LLC	11/17/2025	11/26/2025
Arrived Series Camila, a series of Arrived Homes 5, LLC (“Camila”)	Arrived AR Camila, LLC	6/17/2025	7/9/2025
Arrived Series Camphor, a series of Arrived Homes 5, LLC (“Camphor”)	Arrived Series Camphor, a series of Arrived Homes 5, LLC	2/6/2025	2/19/2025
Arrived Series Chalkstone, a series of Arrived Homes 5, LLC (“Chalkstone”)	Arrived AR Chalkstone, LLC	11/12/2025	12/10/2025
Arrived Series Chesterton, a series of Arrived Homes 5, LLC (“Chesterton”)	Arrived WA Chesterton, LLC	6/5/2025	6/18/2025
Arrived Series Chloe, a series of Arrived Homes 5, LLC (“Chloe”)	Arrived AR Chloe, LLC	3/19/2025	10/22/2025
Arrived Series Clark, a series of Arrived Homes 5, LLC (“Clark”)	Arrived AR Clark, LLC	7/19/2024	9/25/2024
Arrived Series Cyrus, a series of Arrived Homes 5, LLC (“Cyrus”)	Arrived AZ Cyrus, LLC	3/27/2025	4/9/2025
Arrived Series Evie, a series of Arrived Homes 5, LLC (“Evie”)	Arrived Series Evie, a series of Arrived Homes 5, LLC	5/1/2025	5/21/2025
Arrived Series Farinosa, a series of Arrived Homes 5, LLC (“Farinosa”)	Arrived NM Farinosa, LLC	11/25/2025	12/10/2025
Arrived Series Fizzy, a series of Arrived Homes 5, LLC (“Fizzy”)	Arrived TN Fizzy, LLC	5/15/2025	7/2/2025
Arrived Series Fortress, a series of Arrived Homes 5, LLC (“Fortress”)	Arrived MS Fortress, LLC	3/19/2025	3/26/2025
Arrived Series Galleta, a series of Arrived Homes 5, LLC (“Galleta”)	Arrived NC Galleta, LLC	6/18/2025	6/25/2025
Arrived Series Gavin, a series of Arrived Homes 5, LLC (“Gavin”)	Arrived GA Gavin, LLC	11/17/2025	12/5/2025
Arrived Series Gerardo, a series of Arrived Homes 5, LLC (“Gerardo”)	Arrived TN Gerardo, LLC	5/1/2025	5/14/2025
Arrived Series Goldfinger, a series of Arrived Homes 5, LLC (“Goldfinger”)	Arrived UT Goldfinger, LLC	1/14/2025	1/29/2025

Series Name	Name of the wholly-owned subsidiary of the Series	Date Formed	Acquisition Date
Arrived Series Goshen, a series of Arrived Homes 5, LLC (“Goshen”)	Arrived OH Goshen, LLC	11/19/2025	11/26/2025
Arrived Series Gracianna, a series of Arrived Homes 5, LLC (“Gracianna”)	Arrived OH Gracianna, LLC	8/12/2025	8/20/2025
Arrived Series Hendricks, a series of Arrived Homes 5, LLC (“Hendricks”)	Arrived IN Hendricks, LLC	5/1/2025	5/14/2025
Arrived Series Kitsune, a series of Arrived Homes 5, LLC (“Kitsune”)	Arrived TN Kitsune, LLC	11/25/2025	12/3/2025
Arrived Series Lenka, a series of Arrived Homes 5, LLC (“Lenka”)	Arrived KY Lenka, LLC	2/20/2025	2/28/2025
Arrived Series Liam, a series of Arrived Homes 5, LLC (Liam)	Arrived VA Liam, LLC	2/13/2025	2/26/2025
Arrived Series Lilinoe, a series of Arrived Homes 5, LLC (“Lilinoe”)	Arrived MO Lilinoe, LLC	3/27/2025	4/2/2025
Arrived Series Lois, a series of Arrived Homes 5, LLC (Lois)	Arrived AR Lois, LLC	7/19/2024	9/25/2024
Arrived Series Lucky, a series of Arrived Homes 5, LLC (“Lucky”)	Arrived TN Lucky, LLC	11/18/2025	11/26/2025
Arrived Series Marilyn, a series of Arrived Homes 5, LLC (“Marilyn”)	Arrived OH Marilyn, LLC	2/13/2025	6/4/2025
Arrived Series Metcalf, a series of Arrived Homes 5, LLC (“Metcalf”)	Arrived MS Metcalf, LLC	3/6/2025	3/14/2025
Arrived Series Monroe, a series of Arrived Homes 5, LLC (“Monroe”)	Arrived OH Monroe, LLC	5/20/2025	6/4/2025
Arrived Series Nathan, a series of Arrived Homes 5, LLC (“Nathan”)	Arrived AR Nathan, LLC	4/25/2025	5/14/2025
Arrived Series Orland, a series of Arrived Homes 5, LLC (“Orland”)	Arrived AR Orland, LLC	12/3/2025	12/29/2025
Arrived Series Parker, a series of Arrived Homes 5, LLC (“Parker”)	Arrived VA Parker, LLC	11/25/2025	12/3/2025
Arrived Series Poshington, a series of Arrived Homes 5, LLC (“Poshington”)	Arrived VA Poshington, LLC	5/13/2025	5/28/2025
Arrived Series Pumpkin, a series of Arrived Homes 5, LLC (“Pumpkin”)	Arrived TN Pumpkin, LLC	1/23/2025	1/29/2025
Arrived Series Raider, a series of Arrived Homes 5, LLC (“Raider”)	Arrived OH Raider, LLC	6/3/2025	6/11/2025
Arrived Series Rivendell, a series of Arrived Homes 5, LLC (“Rivendell”)	Arrived Series Rivendell, a series of Arrived Homes 5, LLC	8/13/2025	8/27/2025
Arrived Series Rucker, a series of Arrived Homes 5, LLC (“Rucker”)	Arrived TN Rucker, LLC	11/26/2025	12/10/2025
Arrived Series Sambino, a series of Arrived Homes 5, LLC (“Sambino”)	Arrived TN Sambino, LLC	11/21/2024	12/4/2024
Arrived Series Sandpiper, a series of Arrived Homes 5, LLC (“Sandpiper”)	Arrived AZ Sandpiper, LLC	6/19/2025	6/27/2025
Arrived Series Scarlett, a series of Arrived Homes 5, LLC (“Scarlett”)	Arrived AR Scarlett, LLC	3/19/2025	4/2/2025
Arrived Series Sinalda, a series of Arrived Homes 5, LLC (“Sinalda”)	Arrived AZ Sinalda, LLC	2/20/2025	2/28/2025
Arrived Series Stonemill, a series of Arrived Homes 5, LLC (“Stonemill”)	Arrived AR Stonemill, LLC	4/22/2025	5/7/2025
Arrived Series Targaryen, a series of Arrived Homes 5, LLC (“Targaryen”)	Arrived VA Targaryen, LLC	4/9/2025	4/23/2025
Arrived Series Terrien, a series of Arrived Homes 5, LLC (“Terrien”)	Arrived TN Terrien, LLC	3/5/2025	7/23/2025
Arrived Series Tilly, a series of Arrived Homes 5, LLC (Tilly)	Arrived TN Tilly, LLC	4/25/2025	4/30/2025
Arrived Series Troncos, a series of Arrived Homes 5, LLC (“Troncos”)	Arrived AR Troncos, LLC	12/13/2024	1/15/2025
Arrived Series Tully, a series of Arrived Homes 5, LLC (“Tully”)	Arrived CO Tully, LLC	2/28/2025	3/12/2025
Arrived Series Tyrell, a series of Arrived Homes 5, LLC (“Tyrell”)	Arrived TN Tyrell, LLC	3/5/2025	3/19/2025
Arrived Series Vega, a series of Arrived Homes 5, LLC (“Vega”)	Arrived AZ Vega, LLC	3/27/2025	4/9/2025
Arrived Series Wasilla, a series of Arrived Homes 5, LLC (“Wasilla”)	Arrived NM Wasilla, LLC	3/5/2025	3/21/2025
Arrived Series Wendover, a series of Arrived Homes 5, LLC (“Wendover”)	Arrived GA Wendover, LLC	5/20/2025	5/28/2025
Arrived Series Wesley, a series of Arrived Homes 5, LLC (“Wesley”)	Arrived OK Wesley, LLC	5/20/2025	9/17/2025
Arrived Series Whippoorwill, a series of Arrived Homes 5, LLC (“Whippoorwill”)	Arrived TN Whippoorwill, LLC	5/1/2025	5/14/2025
Arrived Series Wildcat, a series of Arrived Homes 5, LLC (“Wildcat”)	Arrived TN Wildcat, LLC	6/20/2025	7/23/2025
Arrived Series William, a series of Arrived Homes 5, LLC (“William”)	Arrived IN William, LLC	9/3/2025	9/17/2025
Arrived Series Windgate, a series of Arrived Homes 5, LLC (“Windgate”)	Arrived MS Windgate, LLC	4/23/2025	4/30/2025
Arrived Series Wyndsong, a series of Arrived Homes 5, LLC (“Wyndsong”)	Arrived NC Wyndsong, LLC	5/13/2025	5/28/2025

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company has adopted a calendar year as its fiscal year.

The Company is an emerging growth company as the term is used in the Jumpstart Our Business Startups Act, enacted on April 5, 2012, and has elected to comply with certain reduced public company reporting requirements, however, the Company may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated and consolidating financial statements include the accounts of Arrived Homes 5, LLC and its series. All inter-company transactions and balances have been eliminated upon consolidation.

Use of Estimates

The preparation of the consolidated and consolidating financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated and consolidating financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Company complies with the requirements of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the series may also be required to pay the manager sourcing fees as defined in the offering documents. The manager is responsible for sourcing and analyzing the series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts of the Company’s consolidated and consolidating financial instruments, such as cash and accrued expenses, approximate fair value due to the short-term nature of these instruments. The carrying value of the bridge financing, related party, approximates their fair values based on interest rates and terms currently available for similar instruments.

Management Compensation

The manager will receive from each series an annual asset management fee equal to six tenths of a percent (0.6%) of the purchase price of the series property, paid out of the net operating rental income of the series on a quarterly basis. Additionally, pursuant to the operating agreement, the manager will receive reimbursements for out-of-pocket expenses in connection with the Company’s organization and offerings (up to a maximum of 2% of the gross offering proceeds per series offering) and in connection with the Company’s operations and the acquisition of properties and in connection with third parties providing services to the Company. The manager may also receive a portion of the property management fee, which will be equal to the difference between 8% and the amount actually charged by the property manager when the series is occupied, and the property disposition fee as described below. With respect to the operating accounts for each series that the manager maintains with a third-party bank, the manager will be entitled to receive any interest earned on the cash balances in such accounts. The manager reserves the right to waive any fees or reimbursements it is due in its sole discretion.

Property Management Fee

The Company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the property of each series pursuant to a property management agreement. The fee arrangement for the third-party property management company is set forth below:

Marketplace Homes

As compensation for the services provided by the third-party property manager, Marketplace Homes, each series will be charged a property management fee of $70 on a monthly basis and paid to the property manager pursuant to the property management agreement.

Property Disposition Fee

Upon the disposition and sale of the series property, the manager will charge the series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, title, escrow and closing costs. It is expected that the disposition fee charged to the series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference.

Accrued Expenses

Accrued expenses include accrued property taxes and interest payable on the bridge financing for the series.

Due From (To) Third-Party Property Managers

Due from (to) third-party property managers are uncollateralized obligations due under normal trade terms generally requiring payment within 30 days from the approved prior month financial statements. Due from (to) property managers are presented net of receipts and expenses for the reported month. The Company uses a loss-rate approach based on historical loss information, adjusted for management’s expectations about current and future economic conditions, as the basis to determine expected cash receipts and distributions. Management exercises significant judgment in determining expected credit losses. Key inputs include macroeconomic factors, industry trends, and the creditworthiness of counterparties. Management believes that the composition of receivables at year-end is consistent with historical conditions as credit terms and practices and the property managers have not changed significantly. The Company and series determined it was not necessary to record an allowance for credit losses as of December 31, 2025 and 2024.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company’s property and equipment includes the cost of the purchased property, including the building and related land. The Company allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of comprehensive loss.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Company did not record any impairment losses on long-lived assets for the period ended December 31, 2025 and 2024.

Tenant Deposits

Tenant deposit liabilities represent security deposits received by tenant customers.

Operating Expenses

The series is responsible for the costs and expenses attributable to the activities of the series. The manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a series property and cannot be covered by any operating expense reserves on the balance sheet of the series, the manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the series with a credit to contributed capital. (b) loan the amount of the operating expenses to the series, on which the manager may impose a reasonable rate of interest and be entitled to reimbursement of such amount from future revenues generated by a series property, and/or (c) cause additional interests to be issued in the series in order to cover such additional amounts.

Revenue Recognition

The Company adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Company’s series operate rental properties and recognizes rental revenue on a monthly basis as it is earned. Revenue from leasing arrangements falls outside the scope of FASB ASC 606 and is accounted for under the provisions of FASB ASC 842.

Comprehensive loss

The Company follows FASB ASC 220 in reporting comprehensive loss. Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Company has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, Organizational Costs, accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Company is organized as an LLC for legal purposes and has elected to be treated as a C corporation for tax purposes, pursuant to subchapter C of the Internal Revenue Code.

Furthermore, each series complies with the requirements to be a Real Estate Investment Trust (“REIT”), a special type of C corporation that files tax form 1120-REIT. A REIT may not be required to pay income tax at the corporate level because this form of corporation is permitted to deduct dividends paid to members as an expense. Therefore, if a REIT paid out all profit and capital gains to its members, it could potentially report no taxable income. Tax losses of REITs are not allocated directly to members but, under current law, losses may be accumulated and carried forward indefinitely and be used to offset up to 80% of taxable income in any future year, thereby reducing the reported taxable income of the REIT.

Most states give REITs a deduction for dividends paid. Since the series generally pay dividends in excess of the taxable income generated, there would be no state tax liability in these states. In states that do not give a deduction for dividends paid, there may be a state income tax due that is assessed based on the tax table for that particular state. There is no state tax liability for members based on the locations of properties held in the REITs. The rules for state tax loss carryforwards vary by state as some conform to the Federal rules while others have restrictions on timeframes and/or the percentage of loss that can be carried forward.

Recently issued and not yet adopted and adopted accounting pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, as modified by FASB ASU No. 2019-10 and other subsequently issued related ASUs. The amendments in this Update affect loans, debt securities, trade receivables, and any other financial assets that have the contractual right to receive cash. The ASU requires an entity to recognize expected credit losses rather than incurred losses for financial assets. The amendments in this Update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted this new guidance upon inception utilizing the modified retrospective transition method. The adoption of this standard did not have a material impact on the Company’s consolidated and consolidating financial statements, but did change how the allowance for credit losses is determined.

In November 2024, the FASB issued ASU 2024-03, “Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses,” which requires the disaggregated disclosure of specific expense categories, including purchases of inventory, employee compensation, depreciation, and amortization included in each relevant expense caption presented on the statement of operations. The standard also requires disclosure of a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, as well as the total amount of selling expenses and an entity’s definition of selling expenses. ASU 2024-03 is effective for annual periods beginning after December 15, 2026, and interim periods beginning after December 15, 2027. The Company is currently evaluating the impact this standard will have on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated and consolidating financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a lack of liquidity and limited cash. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern for a period of one year from the issuance of these consolidated financial statements is dependent upon their ability to generate cash flow from their rental activity and/or obtain financing from the manager. However, there are no assurances that the Company can be successful in generating cash flow from their rental activities or that the manager will always be in the position to provide funding when needed. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31, 2025

Series	Building	Land	Property Improvements	Total	Less: Accumulated Depreciation	Property and equipment, net
Adela	$177,694	$59,275	$-	$236,969	$(3,769)	$233,200
Adler	269,931	91,250	-	361,181	(5,726)	355,455
Alex	262,081	87,169	-	349,250	(7,148)	342,102
Ameris	189,859	63,274	-	253,133	(4,603)	248,530
Arbolado	255,659	85,000	-	340,659	(5,423)	335,236
Arthur	318,368	105,000	-	423,368	-	423,368
Ashland	260,931	85,946	-	346,877	(3,163)	343,714
Belleglade	283,916	93,725	-	377,641	(6,883)	370,758
Blair	263,735	87,500	-	351,235	(4,795)	346,440
Briarmanor	300,263	100,000	10,049	410,312	(6,799)	403,513
Caldwell	216,827	72,792	-	289,618	-	289,618
Camila	276,556	91,768	17,236	385,560	(5,076)	380,485
Camphor	199,512	66,250	6,875	272,637	(6,587)	266,050
Chalkstone	288,063	96,250	13,650	397,963	(228)	397,735
Chesterton	405,018	134,500	-	539,518	(6,137)	533,382
Chloe	240,853	80,000	-	320,853	(730)	320,123
Clark	240,284	82,500	-	322,784	(10,194)	312,590
Cyrus	294,143	97,848	-	391,990	(6,239)	385,751
Evie	195,526	64,750	-	260,276	(3,555)	256,721
Farinosa	248,583	83,750	-	332,333	-	332,333
Fizzy	278,371	91,703	-	370,073	(3,374)	366,699
Fortress	271,420	90,000	7,975	369,395	(7,776)	361,619
Galleta	220,755	73,148	-	293,903	(3,345)	290,558
Gavin	288,127	95,000	5,110	388,237	(85)	388,152
Gerardo	279,524	92,090	-	371,614	(5,082)	366,532
Goldfinger	410,340	137,473	-	547,813	(12,435)	535,379
Goshen	298,659	98,580	7,473	404,712	(125)	404,587
Gracianna	253,562	83,750	5,114	342,426	(2,646)	339,779
Hendricks	187,445	62,500	-	249,945	(3,408)	246,537
Kitsune	273,184	90,000	-	363,184	-	363,184
Lenka	250,306	82,500	-	332,806	(6,827)	325,980
Liam	327,047	107,500	-	434,547	(8,919)	425,628

Series	Building	Land	Property Improvements	Total	Less: Accumulated Depreciation	Property and equipment, net
Lilinoe	282,269	93,750	-	376,019	(5,988)	370,031
Lois	240,284	82,500	5,440	328,224	(10,587)	317,637
Lucky	286,958	95,000	-	381,958	-	381,958
Marilyn	272,329	91,225	-	363,554	(4,126)	359,427
Metcalf	230,983	76,300	5,217	312,500	(5,682)	306,818
Monroe	272,829	91,225	-	364,054	(4,134)	359,920
Nathan	135,998	45,000	-	180,998	(2,473)	178,525
Orland	252,904	83,750	-	336,654	-	336,654
Parker	299,802	99,250	7,292	406,343	(122)	406,222
Poshington	284,898	94,750	6,470	386,118	(5,719)	380,399
Pumpkin	247,731	81,581	-	329,312	(7,507)	321,805
Raider	269,146	90,000	5,483	364,629	(4,535)	360,094
Rivendell	178,193	58,750	-	236,943	(1,577)	235,366
Rucker	307,636	101,250	-	408,886	-	408,886
Sambino	227,757	74,981	-	302,738	(7,592)	295,146
Sandpiper	294,093	97,848	-	391,940	(4,456)	387,484
Scarlett	329,801	109,500	-	439,301	(6,996)	432,306
Sinalda	292,307	97,237	-	389,544	(7,972)	381,572
Stonemill	293,784	97,500	-	391,284	(5,342)	385,942
Targaryen	294,372	98,250	-	392,622	(6,244)	386,377
Terrien	314,198	103,714	-	417,912	(3,808)	414,103
Tilly	234,773	77,500	5,570	317,843	(5,723)	312,120
Troncos	263,733	87,500	-	351,233	(7,992)	343,241
Tully	361,678	120,276	-	481,955	(8,768)	473,187
Tyrell	244,055	80,371	-	324,426	(5,916)	318,510
Vega	294,143	97,848	-	391,990	(6,239)	385,751
Wasilla	309,135	103,750	8,875	421,760	(8,825)	412,935
Wendover	283,505	93,750	-	377,255	(5,155)	372,100
Wesley	196,964	65,628	-	262,592	(1,194)	261,398
Whippoorwill	282,366	93,250	-	375,616	(5,134)	370,482
Wildcat	242,956	80,000	-	322,956	(2,945)	320,011
William	250,940	83,750	-	334,690	(1,521)	333,169
Windgate	229,338	75,650	-	304,988	(4,865)	300,123
Wyndsong	269,930	89,750	-	359,680	(4,908)	354,772
	$17,598,322	$5,845,174	$117,829	$23,561,324	$(305,118)	$23,256,206

December 31, 2024

Series	Building	Land	Property Improvements	Total	Less: Accumulated Depreciation	Property and equipment, net
Clark	$240,284	$82,500	$-	$322,784	$(1,456)	$321,327
Lois	240,284	82,500	5,440	328,224	(1,486)	326,737
Sambino	227,757	74,981	-	302,738	-	302,738
	$708,324	$239,981	$5,440	$953,745	$(2,943)	$950,802

For the year ended December 31, 2025 and the period July 12, 2024 (date of inception) through December 31, 2024, depreciation expenses were $302,175 and $2,943, respectively.

NOTE 5: BRIDGE FINANCING, RELATED PARTY

The Company has obtained bridge financing from Arrived Short Term Notes, LLC, an affiliate of our manager. The following is a summary of the bridge financing by each series as of December 31, 2025 and 2024:

December 31, 2025

Series Name	Lender	Address	Bridge financing, related party	Maturity Date	Interest Rate
Arrived VA Arthur, LLC	Arrived Short Term Notes, LLC	1337 King Arthur Drive, Chesapeake, VA 23323	$399,000	5/26/2027	6.50%
Arrived TN Blair, LLC	Arrived Short Term Notes, LLC	1425 Willow Springs Drive, Johnson City, TN 37604	227,000	11/7/2026	6.50%
Arrived IN Caldwell, LLC	Arrived Short Term Notes, LLC	11750 Cotterill Way, Indianapolis, IN 46235	275,372	5/26/2027	6.50%
Arrived AR Camila, LLC	Arrived Short Term Notes, LLC	2504 Elmwood Avenue, Lowell, Arkansas 72745	356,675	1/9/2027	6.50%
Arrived AR Chalkstone, LLC	Arrived Short Term Notes, LLC	6803 SW Chalkstone Road, Bentonville, AR 72713	365,000	6/10/2027	6.50%
Arrived AR Chloe, LLC	Arrived Short Term Notes, LLC	5066 W. Claxton Circle, Fayetteville, AR 72704	304,000	4/22/2027	6.50%
Arrived NM Farinosa, LLC	Arrived Short Term Notes, LLC	9808 Farinosa Avenue SW, Albuquerque, NM 87121	318,000	6/10/2027	6.50%
Arrived GA Gavin, LLC	Arrived Short Term Notes, LLC	194 Gavin Way, Rincon, GA 31326	361,000	6/5/2027	6.50%
Arrived OH Goshen, LLC	Arrived Short Term Notes, LLC	6300 Trailview Drive, Goshen, OH 45122	374,000	5/26/2027	6.50%
Arrived OH Gracianna, LLC	Arrived Short Term Notes, LLC	5462 Rothermund Drive, Canal Winchester, OH 43110	318,000	2/20/2027	6.50%
Arrived TN Kitsune, LLC	Arrived Short Term Notes, LLC	1067 Evan Court, Talbott, TN 37877	342,000	6/3/2027	6.50%
Arrived TN Lucky, LLC	Arrived Short Term Notes, LLC	12318 Hatmaker Lane, Knoxville, TN 37932	361,000	5/26/2027	6.50%
Arrived AR Orland, LLC	Arrived Short Term Notes, LLC	2644 E. Gila Way, Fayetteville, AR 72701	318,000	6/29/2027	6.50%
Arrived VA Parker, LLC	Arrived Short Term Notes, LLC	3905 Harvest Crest Drive, Henrico, VA 23223	377,000	6/3/2027	6.50%
Arrived Series Rivendell, a series of Arrived Homes 5, LLC	Arrived Short Term Notes, LLC	117 Nettle Leaf Drive, Meridianville, AL 35759	209,305	2/27/2027	6.50%
Arrived TN Rucker, LLC	Arrived Short Term Notes, LLC	8203 Watercolour Lane, Ooltewah, TN 37363	381,495	6/10/2027	6.50%
Arrived IN William, LLC	Arrived Short Term Notes, LLC	2324 Boneset Drive, Plainfield, IN 46168	318,000	3/17/2027	6.50%
			$5,604,847

December 31, 2024

Series Name	Lender	Address	Bridge financing, related party	Maturity Date	Interest Rate
Arrived AR Clark, LLC	Arrived Short Term Notes, LLC	5726 Selah Street, Springdale, AR 72764	$313,000	3/25/2026	7.50%
Arrived TN Sambino, LLC	Arrived Short Term Notes, LLC	551 Cox Hollow Rd, Kingsport, TN 37663	281,847	2/25/2026	7.50%
			$594,847

Bridge financing from related parties is secured by each series property and bears interest-only terms, with all accrued interest due at maturity or repayment. As of December 31, 2025 and 2024, the Company has the ability and intent to extend or refinance these obligations beyond one year. Accordingly, all outstanding balances are classified as non-current liabilities in the consolidated and consolidating balance sheets.

For the year ended December 31, 2025 and the period July 12, 2024 (date of inception) through December 31, 2024, interest was $332,115 and $13,056, respectively.

NOTE 6: MEMBER’S EQUITY (DEFICIT)

Each series is managed by Arrived Fund Manager, LLC, a Delaware limited liability company and managing member of the Company. Pursuant to the terms of the operating agreement, the manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company.

The manager will be responsible for directing the management of series business and affairs, managing the day-to-day affairs, and implementing the series investment strategy. The manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the series.

The manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The series expects the manager to make distributions on a quarterly basis. However, the manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

Membership Interests

For the year ended December 31, 2025 and the period July 12, 2024 (date of inception) through December 31, 2024, the series closed on its public offerings for the net proceeds of $18,766,533 and $353,751, respectively. The following table below outlines the details of the offerings by each series:

December 31, 2025

Series	# of Units Issued	Net proceeds from the issuance of membership units	Offering brokerage fee (1%)	Offering expense (2%)
Adela	28,307	$262,248	$2,831	$5,661
Adler	42,611	394,425	4,261	8,524
Alex	41,068	380,050	4,107	8,223
Ameris	30,125	279,041	3,013	6,027
Arbolado	40,010	370,244	4,001	8,005
Arthur	-	-	-	-
Ashland	40,641	376,172	4,064	8,134
Belleglade	44,291	409,937	4,429	8,864
Blair	11,137	110,256	1,114	-
Briarmanor	47,896	443,591	4,790	9,579
Caldwell	-	-	-	-
Camila	-	-	-	-
Camphor	31,559	292,218	3,156	6,316
Chalkstone	-	-	-	-
Chesterton	63,046	583,276	6,315	12,629
Chloe	-	-	-	-
Clark	38,231	353,969	3,823	7,648
Cyrus	45,984	425,515	4,598	9,197
Evie	30,884	285,983	3,088	6,179
Farinosa	-	-	-	-
Fizzy	43,235	400,126	4,324	8,661
Fortress	43,385	401,935	4,339	8,677
Galleta	34,782	322,022	3,478	6,960
Gavin	-	-	-	-
Gerardo	43,418	401,812	4,342	8,696
Goldfinger	63,956	591,504	6,396	12,800
Goshen	-	-	-	-
Gracianna	-	-	-	-
Hendricks	30,329	281,069	3,033	6,068
Kitsune	-	-	-	-
Lenka	38,954	360,526	3,895	7,799
Liam	50,839	470,558	5,084	10,178

December 31, 2025

Series	# of Units Issued	Net proceeds from the issuance of membership units	Offering brokerage fee (1%)	Offering expense (2%)
Lilinoe	44,300	410,024	4,430	8,866
Lois	-	-	-	-
Lucky	-	-	-	-
Marilyn	43,074	398,651	4,310	8,629
Metcalf	36,416	337,215	3,642	7,283
Monroe	42,774	395,648	4,313	8,629
Nathan	21,738	201,408	2,174	4,348
Orland	-	-	-	-
Parker	-	-	-	-
Poshington	47,413	440,016	4,741	9,483
Pumpkin	38,831	359,521	3,883	7,776
Raider	43,298	401,088	4,330	8,662
Rivendell	-	-	-	-
Rucker	-	-	-	-
Sambino	35,859	332,102	3,586	7,172
Sandpiper	46,165	427,266	4,617	9,238
Scarlett	51,284	474,465	5,128	10,257
Sinalda	45,707	422,948	4,571	9,141
Stonemill	45,898	424,734	4,590	9,186
Targaryen	45,844	424,311	4,584	9,175
Terrien	48,113	444,831	4,866	9,733
Tilly	37,014	342,766	3,701	7,403
Troncos	41,261	381,859	4,126	8,255
Tully	56,288	520,752	5,629	11,259
Tyrell	38,317	354,803	3,832	7,665
Vega	45,949	425,168	4,595	9,197
Wasilla	49,273	456,161	4,927	9,862
Wendover	44,066	407,756	4,407	8,817
Wesley	31,207	289,048	3,121	6,241
Whippoorwill	44,169	408,857	4,419	8,844
Wildcat	38,098	352,738	3,810	7,632
William	-	-	-	-
Windgate	36,069	333,979	3,607	7,224
Wyndsong	43,380	401,942	4,338	8,680
	2,026,493	$18,766,533	$202,755	$403,482

December 31, 2024

Series	# of Units Issued	Net proceeds from the issuance of membership units	Offering brokerage fee (1%)	Offering expense (2%)
Clark	-	$-	$-	$-
Lois	38,209	353,751	3,821	7,648
Sambino	-	-	-	-
	38,209	$353,751	$3,821	$7,648

In connection with the public offering, each series incurred a brokerage fee of 1% of gross proceeds, which is paid directly to the broker and recorded as a deduction from gross proceeds. In accordance with the operating agreement, the manager received the following reimbursements, deducted from the gross proceeds of the offering. For the year ended December 31, 2025 and the period July 12, 2024 (date of inception) through December 31, 2024, the manager received the following reimbursement of fees:

●	Out-of-pocket expenses: up to 2% of gross proceeds ($403,482) and ($7,648), respectively.

●	Sourcing fees: up to 3.5% of gross proceeds ($594,860) and ($11,250), respectively.

●	Financing and holding expenses: up to 2.5% of gross proceeds ($297,300) and ($5,620), respectively.

Distributions

For the year ended December 31, 2025 and the period July 12, 2024 (date of inception) through December 31, 2024, distributions to investors were made by 47 and 1 series, respectively, totaling $348,487 and $1,452, respectively, which were recognized as a reduction of members’ capital.

The following table presents total distributions to investors by series for the year ended December 31, 2025 and the period July 12, 2024 (date of inception) through December 31, 2024:

Series	2025 Distributions	2024 Distributions
Adela	$4,133	$-
Adler	8,565	-
Alex	7,721	-
Ameris	8,344	-
Arbolado	4,833	-
Arthur	-	-
Ashland	3,903	-
Belleglade	10,630	-
Blair	601	-
Briarmanor	5,794	-
Caldwell	-	-
Camila	-	-
Camphor	7,700	-
Chalkstone	-	-
Chesterton	-	-
Chloe	-	-
Clark	11,737	-
Cyrus	3,633	-
Evie	6,980	-
Farinosa	-	-
Fizzy	3,507	-
Fortress	9,675	-
Galleta	-	-
Gavin	-	-
Gerardo	7,728	-
Goldfinger	9,274	-
Goshen	-	-
Gracianna	-	-
Hendricks	5,217	-
Kitsune	-	-

Series	2025 Distributions	2024 Distributions
Lenka	12,621	-
Liam	14,184	-
Lilinoe	10,189	-
Lois	17,844	1,452
Lucky	-	-
Marilyn	6,633	-
Metcalf	9,322	-
Monroe	-	-
Nathan	1,739	-
Orland	-	-
Parker	-	-
Poshington	5,879	-
Pumpkin	15,028	-
Raider	7,967	-
Rivendell	-	-
Rucker	-	-
Sambino	15,384	-
Sandpiper	1,985	-
Scarlett	5,963	-
Sinalda	7,267	-
Stonemill	3,034	-
Targaryen	11,277	-
Terrien	2,457	-
Tilly	3,590	-
Troncos	10,596	-
Tully	8,161	-
Tyrell	9,158	-
Vega	8,455	-
Wasilla	7,637	-
Wendover	6,081	-
Wesley	1,092	-
Whippoorwill	7,774	-
Wildcat	4,648	-
William	-	-
Windgate	8,296	-
Wyndsong	4,251	-
	$348,487	$1,452

NOTE 7: RELATED PARTY TRANSACTIONS

Due from (to) Related Party

The series enters into various transactions with the manager and affiliates of the manager in the normal course of operating and financing activities. As of December 31, 2025 and 2024, certain series owed the manager an aggregate of $512,307 and $30,061, respectively. The advances are non-interest bearing with no stated repayment terms. As of December 31, 2025 and 2024, certain series were owed an aggregate of $2,207 and $698, respectively, from the manager.

Deemed Contributions

For the year ended December 31, 2025 and the period July 12, 2024 (date of inception) through December 31, 2024, certain series received deemed contributions from the related parties totaling $267,677 and $10,759, respectively, in exchange for forgiveness of amounts previously due to the manager.

Management Compensation

The following table reflects details of the total fees paid by series to the manager for the year ended December 31, 2025 and the period July 12, 2024 (date of inception) through December 31, 2024.

Series	Sourcing fees	Financing and holding expenses	Offering expenses	Asset management fee	Reimbursements of acquisition expenses	Property management fee, related party	Total
Adela	$8,220	$4,110	$5,661	$705	$2,500	$370	$21,566
Adler	12,600	6,300	8,524	1,260	2,500	671	31,855
Alex	12,200	6,100	8,223	1,569	2,500	498	31,090
Ameris	8,780	4,390	6,027	1,004	2,500	892	23,593
Arbolado	11,900	5,950	8,005	680	2,500	498	29,533
Arthur	-	-	-	-	-	-	-
Ashland	12,030	6,010	8,134	516	2,500	486	29,676
Belleglade	13,120	6,560	8,864	1,500	2,500	987	33,531
Blair	-	-	-	350	-	300	650
Briarmanor	14,000	7,000	9,579	800	2,500	708	34,587
Caldwell	-	-	-	-	-	-	-
Camila	-	-	-	-	-	454	454
Camphor	9,270	4,630	6,316	1,193	2,500	487	24,396
Chalkstone	-	-	-	-	-	-	-
Chesterton	18,830	9,410	12,629	807	2,500	162	44,338
Chloe	-	-	-	-	-	-	-
Clark	11,250	5,620	7,648	1,608	2,500	748	29,373
Cyrus	13,690	6,840	9,197	783	2,500	294	33,304
Evie	9,060	4,530	6,179	777	2,500	378	23,424
Farinosa	-	-	-	-	-	-	-
Fizzy	12,830	6,410	8,661	550	2,500	538	31,489
Fortress	12,600	6,300	8,677	1,260	2,500	881	32,218
Galleta	10,240	5,120	6,960	293	2,500	66	25,178
Gavin	-	-	-	-	-	-	-
Gerardo	12,890	6,440	8,696	1,105	2,500	631	32,262
Goldfinger	19,240	9,620	12,800	2,750	2,500	907	47,817
Goshen	-	-	-	-	-	-	-
Gracianna	-	-	-	-	-	106	106
Hendricks	8,750	4,370	6,068	750	2,500	511	22,949
Kitsune	-	-	-	-	-	-	-
Lenka	11,550	5,770	7,799	1,485	2,500	1,053	30,157
Liam	15,050	7,520	10,178	1,935	2,500	1,388	38,571
Lilinoe	13,120	6,560	8,866	1,313	2,500	963	33,322
Lois	-	-	-	1,938	-	1,194	3,131

Series	Sourcing fees	Financing and holding expenses	Offering expenses	Asset management fee	Reimbursements of acquisition expenses	Property management fee, related party	Total
Lucky	-	-	-	-	-	-	-
Marilyn	12,770	6,380	8,629	730	2,500	568	31,577
Metcalf	10,680	5,340	7,283	1,221	2,500	817	27,841
Monroe	12,770	6,380	8,629	547	2,500	98	30,924
Nathan	6,300	3,150	4,348	540	2,500	113	16,951
Orland	-	-	-	-	-	-	-
Parker	-	-	-	-	-	-	-
Poshington	13,260	6,630	9,483	1,137	2,500	618	33,628
Pumpkin	11,420	5,710	7,776	1,632	2,500	1,144	30,181
Raider	12,600	6,300	8,662	900	2,500	678	31,640
Rivendell	-	-	-	-	-	32	32
Rucker	-	-	-	-	-	-	-
Sambino	10,490	5,240	7,172	1,650	2,500	1,160	28,212
Sandpiper	13,690	6,840	9,238	587	2,500	163	33,018
Scarlett	15,330	7,660	10,257	876	2,500	588	37,211
Sinalda	13,610	6,800	9,141	1,750	2,500	598	34,399
Stonemill	13,650	6,820	9,186	585	2,500	462	33,203
Targaryen	13,580	6,790	9,175	1,358	2,500	1,064	34,467
Terrien	14,470	7,230	9,733	414	2,500	482	34,828
Tilly	10,850	5,420	7,403	930	2,500	528	27,631
Troncos	12,250	6,120	8,255	1,400	2,500	770	31,295
Tully	16,830	8,410	11,259	1,924	2,500	744	41,667
Tyrell	11,250	5,620	7,665	1,286	2,500	683	29,004
Vega	13,690	6,840	9,197	1,370	2,500	779	34,376
Wasilla	14,520	7,260	9,862	1,453	2,500	648	36,243
Wendover	13,120	6,560	8,817	938	2,500	648	32,583
Wesley	9,110	4,550	6,241	261	2,500	167	22,829
Whippoorwill	13,050	6,520	8,844	1,119	2,500	658	32,691
Wildcat	11,200	5,600	7,632	640	2,500	470	28,042
William	-	-	-	-	-	-	-
Windgate	10,590	5,290	7,224	1,059	2,500	683	27,346
Wyndsong	12,560	6,280	8,680	898	2,500	422	31,340
	$594,860	$297,300	$403,482	$54,131	$120,000	$31,958	$1,501,731

Series	Sourcing fees	Financing and holding expenses	Offering expenses	Asset management fee	Reimbursements of acquisition expenses	Property management fee, related party	Total

Lois	$11,250	$5,620	$7,648	$165	$2,500	$327	$27,510
Clark	-	-	-	-	-	-	-
Sambino	-	-	-	-	-	-	-
	$11,250	$5,620	$7,648	$165	$2,500	$327	$27,510

NOTE 8: INCOME TAXES

Deferred tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as for net operating loss carryforwards. As of December 31, 2025 and 2024, gross deferred tax assets were $249,469 and $11,089, respectively, primarily attributable to net operating loss carryforwards.

Deferred tax assets are recognized to the extent that management believes such amounts are more likely than not to be realized. In making this determination, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. Based on the cumulative losses incurred by the series in 2025 and 2024, management concluded that a full valuation allowance was required as of December 31, 2025 and 2024. Accordingly, a valuation allowance of $249,469 and $11,089 was recorded as of December 31, 2025 and 2024, respectively.

Deferred tax assets were calculated using the applicable federal and state tax rates of the Company and its series, which it estimated to range from 21.0% to 28.0% based on the state of the respective series. Because those deferred tax assets were fully offset by a valuation allowance, no net income tax benefit was recognized for 2025 or 2024. Accordingly, the effective tax rate was 0% for 2025 and 2024.

As of December 31, 2025 and 2024, the Company and its series had net operating loss carryforwards available to offset future taxable income in the amount of $987,984 and $47,909, respectively.

These federal net operating loss carryforwards may be carried forward indefinitely; however, their utilization is generally limited to 80% of taxable income in any future year. State net operating loss carryforwards may have different carryforward periods and utilization limitations depending on the applicable jurisdiction.

The Company and its series policy is to record interest and penalties associated with unrecognized tax benefits as a component of income tax expense in the statement of comprehensive loss. As of December 31, 2025 and 2024, the Company and its series had no unrecognized tax benefits and did not incur any interest or penalties related to uncertain tax positions. Accordingly, no accrual for uncertain tax positions was recorded as of those dates.

The Company and its series are not currently subject to any income tax audits in any taxing jurisdiction. U.S. federal and applicable state returns for tax years 2024 and forward remain subject to examination.

NOTE 9: SUBSEQUENT EVENTS

The following list represents acquisitions that were closed subsequent to December 31, 2025.

Series Member Name	Address	LLC Formation Date	Acquisition Date	Purchase Price	Bridge Financing
Rosalee	3050 Rosalee Lane, Gravette, AR 72736	2/12/2026	3/4/2026	$355,000	$337,250
Lancer	3040 Laredo Lane, Gravette, AR 72736	11/25/2025	2/4/2026	360,000	342,000
Ozark	3514 Marksbury Drive, Greensboro, NC 27405	3/10/2026	3/18/2026	314,250	305,324
				$1,029,250	$984,574

The following list represents escrow fundings closed subsequent to December 31, 2025.

Series Member Name	Address	Initial Closing Date	Amount of Membership Units	Initial Raise Amount
Camila	2504 Elmwood Avenue, Lowell, Arkansas 72745	1/12/2026	45,383	$453,830
Gracianna	5462 Rothermund Drive, Canal Winchester, OH 43110	1/29/2026	40,027	400,270
Rivendell	117 Nettle Leaf Drive, Meridianville, AL 35759	1/7/2026	28,150	281,500
William	2324 Boneset Drive, Plainfield, IN 46168	2/5/2026	39,929	399,290
				$1,534,890

ITEM 8. EXHIBITS

Exhibit No.	Description
2.1*	Certificate of Formation of Arrived Homes 5, LLC
2.2*	Limited Liability Company Agreement of Arrived Homes 5, LLC
3.1*	Form of Series Designation of Arrived Series [*], a series of Arrived Homes 5, LLC
4.1*	Form of Subscription Agreement of Arrived Series [*], a series of Arrived Homes 5, LLC
6.1*	Broker Dealer Agreement, dated October 14, 2024 between Arrived Homes 5, LLC and Dalmore Group, LLC
6.2*	Form of Promissory Note
6.3*	Form of Property Management Agreement dated [*], 202[*], between Marketplace Homes and Arrived Series [*], a series of Arrived Homes 5, LLC
6.4*	NCPS PPEX ATS Company Agreement
6.5*	Secondary Brokerage Agreement
6.7*	NCIT Software and Services License Agreement
6.8*	Purchase and Sale Agreement dated June 22, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Clark Property
6.8.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Clark dated July 19, 2024 for Arrived Series Clark Property
6.9*	Purchase and Sale Agreement dated June 22, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Lois Property
6.9.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lois dated July 19, 2024 for Arrived Series Lois Property
6.10*	Purchase and Sale Agreement dated December 16, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Goldfinger Property
6.10.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Goldfinger dated January 21, 2025 for Arrived Series Goldfinger Property
6.11*	Purchase and Sale Agreement dated December 10, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Pumpkin Property
6.11.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Pumpkin dated January 24, 2025 for Arrived Series Pumpkin Property
6.12*	Purchase and Sale Agreement dated November 5, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Sambino Property
6.12.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sambino dated November 21, 2024 for Arrived Series Sambino Property
6.13*	Purchase and Sale Agreement dated December 10, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Troncos Property
6.13.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Troncos dated December 13, 2024 for Arrived Series Troncos Property
6.14*	Purchase and Sale Agreement dated February 10, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Alex Property
6.14.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Alex dated February 21, 2025 for Arrived Series Alex Property
6.15*	Purchase and Sale Agreement dated January 11, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Camphor Property

6.15.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Camphor dated February 6, 2025 for Arrived Series Camphor Property
6.16*	Purchase and Sale Agreement dated February 11, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Lenka Property
6.16.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lenka dated February 21, 2025 for Arrived Series Lenka Property
6.17*	Purchase and Sale Agreement dated January 12, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Liam Property
6.17.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Liam dated February 13, 2025 for Arrived Series Liam Property
6.18*	Purchase and Sale Agreement dated February 11, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Sinalda Property
6.18.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sinaldi dated February 21, 2025 for Arrived Series Sinalda Property
6.19*	Purchase and Sale Agreement dated February 27, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Adler Property
6.19.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Adler dated March 18, 2025 for Arrived Series Adler Property
6.20*	Purchase and Sale Agreement dated February 19, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Ameris Property
6.20.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ameris dated March 4, 2025 for Arrived Series Ameris Property
6.21*	Purchase and Sale Agreement dated February 20, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Belleglade Property
6.21.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Belleglade dated March 18, 2025 for Arrived Series Belleglade Property
6.22*	Purchase and Sale Agreement dated December 4, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Metcalf Property
6.22.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Metcalf dated March 27, 2025 for Arrived Series Metcalf Property
6.23*	Purchase and Sale Agreement dated March 5, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Scarlett Property
6.23.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Scarlett dated March 19, 2025 for Arrived Series Scarlett Property
6.24*	Purchase and Sale Agreement dated February 14, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Tully Property
6.24.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Tully dated March 4, 2025 for Arrived Series Tully Property
6.25*	Purchase and Sale Agreement dated February 20, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Tyrell Property
6.25.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Tyrell dated March 5, 2025 for Arrived Series Tyrell Property
6.26*	Purchase and Sale Agreement dated March 14, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Wasilla Property
6.26.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wasilla dated March 17, 2025 for Arrived Series Wasilla Property
6.27*	Purchase and Sale Agreement dated February 13, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Adela Property
6.27.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Adela dated February 19, 2025 for Arrived Series Adela Property
6.28*	Purchase and Sale Agreement dated April 14, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Arbolado Property

6.28.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Arbolado dated April 23, 2025 for Arrived Series Arbolado Property
6.29*	Purchase and Sale Agreement dated April 10, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Cyrus Property
6.29.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Cyrus dated March 27, 2025 for Arrived Series Cyrus Property
6.30*	Purchase and Sale Agreement dated February 11, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Fortress Property
6.30.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Fortress dated March 19, 2025 for Arrived Series Fortress Property
6.31*	Purchase and Sale Agreement dated February 11, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Lilinoe Property
6.31.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lilinoe dated March 27, 2025 for Arrived Series Lilinoe Property
6.32*	Purchase and Sale Agreement dated March 12, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Targaryen Property
6.32.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Targaryen dated April 9, 2025 for Arrived Series Targaryen Property
6.33*	Purchase and Sale Agreement dated April 9, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Tilly Property
6.33.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Tilly dated April 25, 2025 for Arrived Series Tilly Property
6.34*	Purchase and Sale Agreement dated March 10, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Vega Property
6.34.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Vega dated March 27, 2025 for Arrived Series Vega Property
6.35*	Purchase and Sale Agreement dated April 9, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Blair Property
6.35.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Blair dated April 30, 2025 for Arrived Series Blair Property
6.36*	Purchase and Sale Agreement dated May 7, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Briarmanor Property
6.36.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Briarmanor dated April 30, 2025 for Arrived Series Briarmanor Property
6.37*	Purchase and Sale Agreement dated April 12, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Evie Property
6.37.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Evie dated May 1, 2025 for Arrived Series Evie Property
6.38*	Purchase and Sale Agreement dated February 6, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Fizzy Property

6.38.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Fizzy dated May 15, 2025 for Arrived Series Fizzy Property
6.39*	Purchase and Sale Agreement dated February 6, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Gerardo Property
6.39.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Gerardo dated May 1, 2025 for Arrived Series Gerardo Property
6.40*	Purchase and Sale Agreement dated May 7, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Hendricks Property
6.40.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hendricks dated May 1, 2025 for Arrived Series Hendricks Property
6.41*	Purchase and Sale Agreement dated May 7, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Nathan Property
6.41.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Nathan dated May 9, 2025 for Arrived Series Nathan Property
6.42*	Purchase and Sale Agreement dated April 15, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Stonemill Property
6.42.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Stonemill dated April 22, 2025 for Arrived Series Stonemill Property
6.43*	Purchase and Sale Agreement dated April 14, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Terrien Property
6.43.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Terrien dated May 14, 2025 for Arrived Series Terrien Property
6.44*	Purchase and Sale Agreement dated April 10, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Whippoorwill Property
6.44.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Whippoorwill dated May 1, 2025 for Arrived Series Whippoorwill Property
6.45*	Purchase and Sale Agreement dated April 10, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Windgate Property
6.45.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Windgate dated April 23, 2025 for Arrived Series Windgate Property
6.46*	Purchase and Sale Agreement dated April 9, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Wyndsong Property
6.46.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wyndsong dated May 13, 2025 for Arrived Series Wyndsong Property
6.47*	Purchase and Sale Agreement dated April 18, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Ashland Property
6.47.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ashland dated June 20, 2025 for Arrived Series Ashland Property
6.48*	Purchase and Sale Agreement dated May 25, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Chesterton

6.48.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Chesterton dated June 11, 2025 for Arrived Series Chesterton
6.49*	Purchase and Sale Agreement dated April 14, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Galleta Property
6.49.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Galleta dated June 4, 2025 for Arrived Series Galleta Property
6.50*	Purchase and Sale Agreement dated April 23, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Marilyn Property
6.50.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Marilyn dated May 20, 2025 for Arrived Series Marilyn Property
6.51*	Purchase and Sale Agreement dated April 25, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Monroe Property
6.51.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Monroe dated May 20, 2025 for Arrived Series Monroe Property
6.52*	Purchase and Sale Agreement dated April 23, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Poshington Property
6.52.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Poshington dated May 13, 2025 for Arrived Series Poshington Property
6.53*	Purchase and Sale Agreement dated June 2, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Sandpiper Property
6.53.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sandpiper dated June 20, 2025 for Arrived Series Sandpiper Property
6.54*	Purchase and Sale Agreement dated May 14, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Raider Property
6.54.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Raider dated June 3, 2025 for Arrived Series Raider Property
6.55*	Purchase and Sale Agreement dated April 10, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Wendover Property
6.55.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wendover dated May 20, 2025 for Arrived Series Wendover Property
6.56*	Purchase and Sale Agreement dated April 10, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Wesley Property
6.56.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wesley dated May 20, 2025 for Arrived Series Wesley Property
6.57*	Purchase and Sale Agreement dated June 20, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Wildcat Property
6.57.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wildcat dated June 20, 2025 for Arrived Series Wildcat Property
6.58*	Purchase and Sale Agreement dated June 4, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Camila Property
6.58.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Camila dated June 24, 2025 for Arrived Series Camila Property
6.59*	Purchase and Sale Agreement dated July 24, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Gracianna Property
6.59.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Gracianna dated August 13, 2025 for Arrived Series Gracianna Property
6.60*	Purchase and Sale Agreement dated July 29, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Rivendell Property
6.60.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Rivendell dated August 13, 2025 for Arrived Series Rivendell Property

6.61*	Purchase and Sale Agreement dated August 12, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series William Property
6.61.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series William dated September 12, 2025 for Arrived Series William Property
6.62*	Purchase and Sale Agreement dated October 30, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Arthur Property
6.62.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Arthur dated November 17, 2025 for Arrived Series Arthur Property
6.63*	Purchase and Sale Agreement dated November 25, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Caldwell Property
6.63.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Caldwell dated November 17, 2025 for Arrived Series Caldwell Property
6.64*	Purchase and Sale Agreement dated October 28, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Chalkstone Property
6.64.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Chalkstone dated November 14, 2025 for Arrived Series Chalkstone Property
6.65*	Purchase and Sale Agreement dated September 13, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Chloe Property
6.65.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Chloe dated September 17, 2025 for Arrived Series Chloe Property
6.66*	Purchase and Sale Agreement dated October 29, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Farinosa Property
6.66.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Farinosa dated November 26, 2025 for Arrived Series Farinosa Property
6.67*	Purchase and Sale Agreement dated October 29, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Gavin Property
6.67.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Gavin dated November 17, 2025 for Arrived Series Gavin Property
6.68*	Purchase and Sale Agreement dated October 27, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Goshen Property
6.68.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Goshen dated November 19, 2025 for Arrived Series Goshen Property
6.69*	Purchase and Sale Agreement dated September 25, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Kitsune Property
6.69.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Kitsune dated November 25, 2025 for Arrived Series Kitsune Property
6.69.2*	Counteroffer to Offer dated September 25, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Kitsune Property
6.70*	Purchase and Sale Agreement dated October 30, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Lucky Property
6.70.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lucky dated November 18, 2025 for Arrived Series Lucky Property
6.71*	Purchase and Sale Agreement dated October 22, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Parker Property
6.71.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Parker dated November 25, 2025 for Arrived Series Parker Property
6.72*	Purchase and Sale Agreement dated November 11, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Rucker Property
6.72.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Rucker dated November 26, 2025 for Arrived Series Rucker Property
99.1*	Valuation Policy

*	Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARRIVED HOMES 5, LLC

By:	Arrived Fund Manager, LLC, its managing member

By:	/s/ Ryan Frazier
	Name:	Ryan Frazier
	Title:	Chief Executive Officer
	Date:	April 30, 2026

Pursuant to the requirements of Regulation A, this report has been signed by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Ryan Frazier		Chief Executive Officer of Arrived Holdings, Inc.	April 30, 2026
Ryan Frazier		(principal executive officer)
Chief Executive Officer and Director of Arrived Homes 5, LLC

/s/ Sue Korn		Principal Financial and	April 30, 2026
Sue Korn		Accounting Officer of Arrived Holdings, Inc.
Principal Financial and Accounting Officer of Arrived Homes 5, LLC

/s/ Kenneth Cason		Chief Technology Officer of Arrived Holdings, Inc.	April 30, 2026
Kenneth Cason		Chief Technology Officer and Director of Arrived Homes 5, LLC

Arrived Fund Manager, LLC		Managing Member	April 30, 2026

By:	/s/ Ryan Frazier
Name:	Ryan Frazier
Title:	Chief Executive Officer